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As filed with the Securities and Exchange Commission on July 19, 2002

Registration No. 333-64178

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Amendment No. 3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MAGELLAN HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	58-1076937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6950 Columbia Gateway Drive
Columbia, Maryland 21046
(410) 953-1000
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

MARK S. DEMILIO
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
MAGELLAN HEALTH SERVICES, INC.
6950 Columbia Gateway Drive
Columbia, Maryland 21046
(410) 953-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [    ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [    ]

CALCULATION OF REGISTRATION FEE

TITLE OF SHARES TO BE REGISTERED	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER UNIT		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE		AMOUNT OF REGISTRATION FEE

Series A Cumulative Convertible Preferred Stock	80,063		$1,000	(1)	$80,063,000	(1)	$21,137	(4)

Common Stock	16,273,573	(2)	$12.51	(3)	$96,746,335	(3)	$25,541	(4)

Series A Junior Subordinated Convertible Debentures due December 15, 2009	$80,063,000		$—		$—		$—	(5)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)
A total of 8,540,053 shares of Magellan Health Services, Inc. common stock may be issued upon conversion of the Series A Cumulative Convertible Preferred Stock. No additional consideration will be received upon the issuance of such shares of common stock and, therefore, no registration fee is due with respect to such shares, pursuant to Rule 457(i) under the Securities Act. In accordance with Rule 416 under the Securities Act, this registration statement also covers an indeterminable number of shares of Magellan Health Services, Inc. common stock as may become issuable upon conversion of the Series A Cumulative Convertible Preferred Stock to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the Series A Cumulative Convertible Preferred Stock. The remaining 7,733,520 shares of Magellan Health Services, Inc. common stock registered hereby may be issued in payment of dividends on the Series A Cumulative Convertible Preferred Stock or interest on the Series A Junior Convertible Debentures.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low price per share of Magellan Health Services, Inc. common stock on June 28, 2001, as reported on the New York Stock Exchange.
(4)
These fees were previously paid on June 29, 2001.
(5)
The Series A Junior Convertible Debentures may be issued in exchange for the Series A Cumulative Convertible Preferred Stock. No additional consideration will be received upon the issuance of the Series A Junior Convertible Debentures and, therefore, no registration fee is due with respect to them pursuant to Rule 457(i).

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION

MAGELLAN HEALTH SERVICES, INC.

16,273,573 shares of Common Stock

80,063 shares of Series A Cumulative Convertible Preferred Stock

$80,063,000 Series A Junior Subordinated Convertible Debentures due December 15, 2009

        We are registering shares of our preferred stock, common stock and junior subordinated convertible debentures to provide certain security holders and their affiliates and transferees, who we refer to collectively as the "selling security holders," with freely tradable securities pursuant to a registration rights agreement to which we are a party.

        We will not receive any of the proceeds from the sale of the shares of preferred stock, common stock or junior subordinated convertible debentures by the selling security holders.

        Investing in these securities involves certain risks. See the section of this prospectus called "Risk Factors" beginning on page 10.

        You should read this prospectus and any documents incorporated in this prospectus before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol "MGL." On July 11, 2002, the last reported sale price of our common stock was $1.60 per share. We urge you to obtain a current sale price for our common stock before you buy any of the securities offered by this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The information in this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is                        , 2002.

i

REFERENCES TO ADDITIONAL INFORMATION

        This prospectus incorporates important business and financial information about us from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this prospectus (other than certain exhibits to those documents) by requesting them in writing or by telephone from us at the following address:

Investor Relations
Magellan Health Services, Inc.
6950 Columbia Gateway Drive
Columbia, Maryland 21046
(410) 953-1000

         YOU WILL NOT BE CHARGED FOR ANY OF THESE DOCUMENTS THAT YOU REQUEST.

        See the section of this prospectus called "Where You Can Find More Information."

ii

SUMMARY

        This brief summary highlights selected information from this prospectus and documents we have incorporated in this prospectus by reference. It does not contain all of the information that is important to you. We urge you to read carefully the entire prospectus, the documents incorporated in this prospectus by reference and the other documents to which this prospectus refers, including our consolidated financial statements and the notes to those consolidated financial statements, which are incorporated in this prospectus by reference.

MAGELLAN HEALTH SERVICES, INC.

        Magellan Health Services, Inc., which was incorporated under the laws of the State of Delaware in 1969, is a national healthcare company. We are the nation's largest provider of managed behavioral healthcare services according to enrollment data reported in "Open Minds Yearbook of Managed Behavioral Health Market Share in the United States, 2000-2001" published by Open Minds, Gettysburg, Pennsylvania ("Open Minds"). As of March 31, 2002, we had approximately 69.3 million covered lives under managed behavioral healthcare contracts and managed behavioral healthcare programs for approximately 2,300 customers. Through our current network of approximately 47,800 providers and 7,900 treatment facilities, we manage behavioral healthcare programs for health maintenance organizations ("HMOs"), Blue Cross/Blue Shield organizations and other insurance companies, corporations, federal, state and local governmental agencies, labor unions and various state Medicaid programs. We believe we have the largest and most comprehensive behavioral healthcare provider network in the United States. Our common stock is publicly traded on the New York Stock Exchange under the symbol "MGL."

        For a full description of our business, including the risks involved in our business, refer to our most recently filed Annual Report for fiscal year ended September 30, 2001 filed on Form 10-K/A which is incorporated into this prospectus by reference.

        Our principal executive offices are located at 6950 Columbia Gateway Drive, Columbia, Maryland 21046, and our main telephone number is (410) 953-1000.

SECURITIES BEING OFFERED

        This prospectus covers the offer and sale of the following:

  •
  80,063 shares of our Series A Cumulative Convertible Preferred Stock, no par value per share, which we refer to as the "Series A preferred stock."

  •
  $80,063,000 aggregate principal amount of our Series A Junior Subordinated Convertible Debentures due December 15, 2009, which we refer to as the "Series A debentures" or the "debentures."

  •
  16,273,573 shares of our common stock, par value $0.25 per share, which we refer to as the "common stock," issuable upon conversion of the Series A preferred stock or Series A debentures, and in payment of dividends on the Series A preferred stock or interest on the Series A debentures.

        We issued a total of 59,063 shares of Series A preferred stock on December 15, 1999 to TPG Partners II, L.P., TPG Parallel II, L.P., TPG Investors II, L.P. and TPG 1999 Equity Partners, L.P., who we sometimes refer to as the "initial purchasers," in a private placement. We made the private placement under an investment agreement (the "investment agreement"), as amended and restated as of December 14, 1999, between an affiliate of the initial purchasers and us. Under the investment agreement, and a related assignment agreement, the initial purchasers also have the option (the "Option") to purchase 21,000 additional shares of Series A preferred stock for $1,000 per share. For more information regarding the Option, see the section of this prospectus called "The Option." The investment agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

TERMS OF THE SERIES A PREFERRED STOCK

Stated Value	The stated value of each share of Series A preferred stock is $1,000.
Dividends	Holders of the Series A preferred stock are entitled to receive dividends.
	•	Dividends accumulate at the rate of 6.50% per year on the stated value of the Series A preferred stock.
•
In general, dividends are payable in four equal quarterly installments on the last business day of March, June, September and December of each year commencing in March 2000. However, we have the right to elect not to make any dividend payment when due on a dividend payment date. In such case, we will remain obligated to make the missed dividend payment, and additional dividends will accumulate on the missed payment. As of the date of this prospectus, we have not made any dividend payments in respect of the Series A preferred stock.
•
We have the right to issue shares of common stock to pay dividends on the Series A preferred stock. However, there are many restrictions on our ability to do so. See the section of this prospectus called "Description of Series A Preferred Stock—Dividends" for a more detailed discussion of this subject.
•
We may only pay dividends out of funds legally available for the payment of dividends under Delaware law. In addition, under certain instruments relating to our indebtedness, we are subject to restrictive covenants that may limit our ability to pay dividends. See the section of this prospectus called "Description of Other Indebtedness" for a description of these covenants. If we fail to make a dividend payment when due, we will not be released from our obligation to make that dividend payment, and additional dividends will accumulate on the missed payment.
Mandatory Redemption
We are required to redeem all outstanding shares of Series A preferred stock on December 15, 2009, at a redemption price in cash for each share equal to (a) $1,000 (the stated value of the Series A preferred stock), plus (b) all accrued and unpaid dividends to the date of payment of the redemption price.
Optional Conversion
Holders of the Series A preferred stock may convert any or all of their shares of Series A preferred stock, including all accrued and unpaid dividends on those shares, into shares of common stock. Each share of Series A preferred stock is convertible into the number of shares of common stock determined by dividing (a) the sum of $1,000 (the stated value of the Series A preferred stock), plus all accrued and unpaid dividends in respect of the share being converted, by (b) the conversion price.

As of the date of this prospectus, the conversion price was $9.375. The conversion price of the Series A preferred stock is subject to adjustment to protect against dilution.
Mandatory Conversion	We have the right to require that all of the Series A preferred stock be converted into shares of common stock in the following circumstances:
•
if the average closing price per share of common stock exceeds 200% of the conversion price for 180 consecutive calendar days, ending no earlier than December 15, 2000 and no later than December 15, 2001, and for the last two calendar weeks of such 180 consecutive calendar-day period; or
•
if the average closing price per share of common stock exceeds 200% of the conversion price for 45 consecutive trading days, ending no earlier than December 15, 2001, and for the last two calendar weeks of such 45 consecutive trading-day period.
If we require that the Series A preferred stock be converted into common stock, the shares will be converted on the same terms as if they were converted at the option of the holder.
We will not be allowed to require that shares of Series A preferred stock be converted into shares of common stock unless:
•
our common stock has been validly listed for trading on a national securities exchange or quoted on a nationally recognized quotation system during the relevant period described above and as of the date of the exchange;
•
the average daily trading volume in our common stock during the relevant period described above is at least 50% of the average daily trading volume in our common stock for the 180-day period ending on July 19, 1999; and
•
as of the date of the conversion, the registration statement, of which this prospectus is a part, is effective under the Securities Act of 1933 and is available for use in connection with the offer and sale of the common stock in accordance with the registration rights agreement.
Change of Control Redemption
If a "change of control" occurs with respect to us, holders of Series A preferred stock may require us to redeem any or all of the shares of Series A preferred stock they hold at a redemption price in cash for each share equal to (a) $1,010 (101% of the stated value of the Series A preferred stock), plus (b) all accrued and unpaid dividends to the date of payment of the redemption price.
Generally, a "change of control" will occur when:
•
a person or group of persons acquires direct or indirect ownership of more than 35% of the voting power of our outstanding equity securities unless that person or group of persons owned 5% of our equity securities as of February 12, 1998;
	•	a majority of the seats of our board of directors is held by persons neither nominated nor appointed by our board of directors;

•
a change in control occurs under any indenture or Loan agreement to which we or certain of our subsidiaries is a party and the total amount outstanding under the indenture or Loan agreement in question is more than $10,000,000; or
	•	a change in control occurs under our Credit Agreement, dated February 12, 1998 (the "Credit Agreement"), regardless of the amount outstanding thereunder.
No event described above, however, will constitute a "change of control" if such event resulted directly from any action taken by TPG Magellan LLC or any of its affiliates.

The right of a holder of Series A preferred stock to receive payment of the redemption price payable upon a change of control is subordinated to the payment in full of all amounts outstanding under our Credit Agreement, our Senior Notes, and our Senior Subordinated Notes, which amounted to approximately $1.0 billion at March 31, 2002, and other trade payables, including medical claims payable, of $336.9 million at March 31, 2002. In addition, restrictive covenants in the Credit Agreement, the Senior Notes and the Senior Subordinated Notes may limit our ability to redeem shares of Series A preferred stock upon a change of control.
Ranking	With respect to the right to receive dividends and payments upon our liquidation, dissolution or winding up, the Series A preferred stock ranks:
	•	senior to our common stock and, except as specified below, all other classes and series of capital stock that we issue in the future;
	•	equal to each other class of preferred stock that provides that it ranks equal to the Series A preferred stock; and
	•	junior to each other class of preferred stock that provides that it ranks senior to the Series A preferred stock.

Currently, there are no classes of preferred stock issued or outstanding other than the Series A preferred stock. The consent of holders of 67% of the outstanding shares of Series A preferred stock is required for us to create a class of preferred stock that ranks senior to the Series A preferred stock. There is no limitation on our right to create a class of preferred stock that has the same rank as the Series A preferred stock.
Liquidation Preference
Upon our liquidation, dissolution or winding up, a holder of a share of Series A preferred stock is entitled to receive the greater of the following amounts before any payment is made to securities that rank junior to the Series A preferred stock:
•
$1,000 (the stated value of the Series A preferred stock), plus the accrued and unpaid dividends, if any, on the share of Series A preferred stock to the date of final distribution to the holders of Series A preferred stock, and
	•	the amount that would be payable if the share of Series A preferred stock had been converted into shares of common stock immediately prior to such liquidation, dissolution or winding up.

The right of a holder of Series A preferred stock to receive payments in the event of liquidation, dissolution or winding up is subordinated to the payment in full of all amounts outstanding under our Credit Agreement, our Senior Notes, and our Senior Subordinated Notes, which amounted to approximately $1.0 billion at March 31, 2002, and other trade payables, including medical claims payable, of $336.9 million at March 31, 2002.

If the assets or proceeds from such a liquidation, dissolution or winding up are insufficient to make these payments, then the assets and proceeds will be distributed ratably among holders of Series A preferred stock and any securities that have the same ranking with respect to payments on liquidation as the Series A preferred stock.
Exchange for Debentures
Once the Option to acquire additional Series A preferred stock held by the initial purchasers has been exercised or has expired, we have the right to exchange Series A debentures for all of the outstanding shares of Series A preferred stock on any dividend payment date. We may effect an exchange only if:
• full cumulative dividends have been paid, accrued or set aside for payment on all outstanding shares of the Series A preferred stock to be exchanged;
• we have amended our certificate of incorporation to give holders of the Series A debentures the same voting rights as holders of Series A preferred stock; and
• we are not notified by a holder of Series A preferred stock that the exchange would result in any adverse tax consequences to that holder.

The indenture that will govern the Series A debentures, (the "Series A debentures indenture"), will have terms comparable to the terms of the Series A preferred stock, including an interest rate that is the same as the dividend rate on the Series A preferred stock. For a description of the Series A debentures, see the section of this prospectus called "Description of the Series A Debentures."
Voting Rights
A holder of an outstanding share of Series A preferred stock is entitled to vote on all matters voted on by holders of common stock. Holders of Series A preferred stock will vote together with holders of common stock as a single class. Each share of Series A preferred stock entitles the holder to a number of votes equal to the number of shares of common stock into which the share of Series A preferred stock is convertible on the record date for the vote.

If dividends have not been paid in full when required on the Series A preferred stock, or the Series A preferred stock has not been redeemed when required, the holders of a majority of the outstanding shares of Series A preferred stock will have the exclusive right, voting together as a single class, to designate two directors to our board of directors. If we exercise our right to elect not to make any dividend payment when due on a dividend payment date, this will not give the holders of Series A preferred stock the right to designate any directors.

If the initial purchasers, certain assignees of the initial purchasers and their respective affiliates own a majority of the Series A preferred stock, and (1) any default or event of default under any instrument or agreement evidencing our indebtedness or indebtedness of any of our subsidiaries in an outstanding principal amount of more than $10,000,000 has given rise to the acceleration of, or the right to accelerate, the maturity date of that indebtedness, and (2) such default is not cured or waived within 75 days, the holders of a majority of the outstanding Series A preferred stock then held by the initial purchasers, certain assignees of the initial purchasers and their respective affiliates voting together as single class will have the right to designate a majority of the members of our board of directors.
We are required to obtain the consent of holders of at least 67% of the outstanding shares of Series A preferred stock before we:
•
authorize, create or issue, or increase the authorized amount of, any capital stock senior to the Series A preferred stock, or any capital stock or any security convertible or exercisable into capital stock that is mandatorily redeemable or redeemable at the holder's option on or prior to December 15, 2009;
•	amend or repeal any provision of our certificate of incorporation or bylaws to alter the powers, preferences or special rights of the Series A preferred stock adversely; or
•	authorize or take any action that alters any of the rights of the Series A preferred stock and the holders of any class or series of our capital stock have the right to vote on such action.

        For detailed information regarding the Series A preferred stock, you should refer to the section of this prospectus entitled "Description of Series A Preferred Stock."

TERMS OF THE SERIES A DEBENTURES

General	As discussed above, under certain circumstances we have the right to exchange Series A debentures for all of the outstanding shares of Series A preferred stock. A form of the indenture for the Series A debentures has been filed as an exhibit to the registration statement of which this prospectus is a part.
Principal
Upon an exchange of Series A debentures for Series A preferred stock, holders of Series A preferred stock will be entitled to receive debentures with a principal amount equal to $1,000 in exchange for each share of Series A preferred stock.
Maturity	The Series A debentures will mature on December 15, 2009.
Interest	The Series A debentures will bear interest at a rate of 6.50% per year.

Interest is payable on the Series A debentures in equal quarterly installments on the last day of March, June, September and December of each year. However, we may elect not to make any payment of interest on the Series A debentures when due on an interest payment date (other than an interest payment due on the repayment of principal, redemption or repurchase of Series A debentures, or upon our liquidation, dissolution or winding up). If we elect not to make an interest payment, we will still be obligated to pay such amount, which is called an arrearage, and such amount will bear interest. Any arrearage and the interest payable on any arrearage may be paid at any time, in whole or in part, before or after the regular interest payment dates, to registered holders of the Series A debentures on a record date fixed by the board of directors and falling no less than 10 days prior to the corresponding payment date.

We have the right to issue shares of common stock to pay interest on the Series A debentures. However, there are many restrictions on our ability to do so. See the section of this prospectus called "Description of Series A Debentures—Interest" for a more detailed discussion of this subject.

We are subject to restrictive covenants that may limit our ability to pay interest on the Series A debentures. See the section of this prospectus called "Description of Other Indebtedness" for a description of these covenants.
Subordination	The indebtedness evidenced by the Series A debentures will be subordinated in right of payment to the prior payment in full of all "senior indebtedness." Senior indebtedness generally includes:
• our outstanding Senior Notes, and any replacements or refinancings thereof;
• our outstanding Senior Subordinated Notes, and any replacements or refinancings thereof;
• any indebtedness incurred by us under our Credit Agreement, and any replacements or refinancings thereof; and
•
any other indebtedness incurred by us, excluding liabilities for taxes, indebtedness to our subsidiaries or other affiliates, trade payables, indebtedness that is contractually subordinated to the Series A debentures and obligations with respect to our equity securities.
For more information on the subordination of the Series A debentures, see the sections of this prospectus called "Description of the Series A Debentures—Subordination."
The Series A debentures will also be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of our subsidiaries.

As of March 31, 2002, the aggregate amount of our outstanding senior indebtedness was approximately $1.0 billion (exclusive of unused commitments). The indebtedness outstanding under our Credit Agreement is secured indebtedness and is guaranteed by substantially all of our subsidiaries. As of March 31, 2002, the total liabilities (excluding subsidiary guarantees of amounts outstanding under our Credit Agreement) of our subsidiaries were approximately $320.9 million. The indenture for the Series A debentures does not contain restrictions on our or our subsidiaries' ability to incur additional indebtedness.
Optional Redemption	The Series A debentures are not subject to optional redemption.
Change of Control Redemption
If a "change of control" occurs with respect to us, holders of Series A debentures may require us to redeem any or all of the Series A debentures that they hold, at a redemption price for each Series A debenture equal to 101% of the principal amount of the Series A debenture to be redeemed, plus accrued and unpaid interest to the redemption date. Events that constitute a "change of control" generally are described above in "—Terms of the Series A Preferred Stock—Change of Control Redemption."

The right of a holder to receive payment of the redemption price payable upon a change of control is subordinated to the payment in full of all amounts outstanding under our Credit Agreement, our Senior Notes and our Senior Subordinated Notes. In addition, restrictive covenants in the Credit Agreement, the Senior Notes and the Senior Subordinated Notes may limit our ability to redeem Series A debentures upon a change of control.
Voting Rights
Holders of Series A debentures will have voting rights that are substantially similar to the voting rights of holders of Series A preferred stock. These voting rights are summarized above in "—Terms of the Series A Preferred Stock—Voting Rights." See the section of this prospectus called "Description of the Series A Debentures—Voting Rights" for a more detailed description of the subject.
Conversion
The Series A debentures are subject to mandatory and optional conversion into shares of common stock on substantially the same terms that apply to the Series A preferred stock. The conversion provisions are summarized above in "—Terms of the Series A Preferred Stock—Mandatory Conversion" and "—Optional Conversion." See the section of this prospectus called "Description of the Series A Debentures—Conversion into Common Stock" for a more detailed description of the subject.

        For detailed information regarding the Series A debentures, you should refer to the section of this prospectus entitled "Description of the Series A Debentures."

OTHER

Use of Proceeds	We will not receive any proceeds from the sale of the Series A preferred stock, the Series A debentures or the shares of common stock covered by this prospectus; all proceeds will be received by the selling securityholders.
Shelf Registration Statement
Under the registration rights agreement, dated as of July 19, 1999, between us and an affiliate of the initial purchasers, we have agreed to use our best efforts to keep effective a shelf registration statement under which the selling securityholders may offer and sell the Series A preferred stock, the Series A debentures, and the common stock issuable upon the conversion of the Series A preferred stock and the Series A debentures, in payment of dividends on the Series A preferred stock and in payment of interest on the Series A debentures. We refer to these securities together as the "registrable securities." Generally, we are required to keep the shelf registration statement effective until:
• 10 years after the date it is first declared effective; or
•
if earlier, the date that all registrable securities have been sold under the shelf registration statement or on which the initial purchasers and their affiliates are no longer entitled to appoint directors to our board of directors under the investment agreement and are permitted to sell their registrable securities without registration under Rule 144(k) under the Securities Act.

The shelf registration statement generally is intended to permit the selling securityholders to resell the registrable securities from time to time. Purchasers of the registrable securities offered by means of this prospectus will not have any rights under the registration rights agreement, although once sold under this registration statement the registrable securities should be freely tradable except by purchasers who are our "affiliates" or are "underwriters" of the registrable securities for purposes of the Securities Act. We have filed the registration statement of which this prospectus is a part with the Securities and Exchange Commission to meet our obligations under the registration rights agreement.
Trading	Our common stock currently trades on the New York Stock Exchange under the symbol "MGL."

RISK FACTORS

        You should carefully consider the risk factors and cautionary statements described in this section and elsewhere in this prospectus, in our most recent Annual Report on Form 10-K/A, and elsewhere in the documents incorporated herein by reference, together with all of the other information included in this prospectus and in the documents we incorporate by reference before you decide to purchase the Series A preferred stock, Series A debentures or common stock. You may obtain the documents incorporated by reference into the accompanying prospectus without charge by following the instructions set forth in the section of this prospectus called "Where You Can Find More Information."

Substantial Leverage—Our substantial leverage results in significant debt service obligations that could adversely affect our ability to fulfill our obligations under our existing debt agreements and operate our business.

        We are currently highly leveraged, with indebtedness that is substantial in relation to our stockholders' equity. As of March 31, 2002, our aggregate outstanding indebtedness was approximately $1.0 billion and our stockholders' equity was approximately $176.7 million. The Credit Agreement, the Senior Notes Indenture and the Senior Subordinated Notes Indenture permit us to incur or guarantee certain additional indebtedness, subject to certain limitations.

        Our high level of indebtedness could have important consequences to you, including the risks that:

  •
  our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future;

  •
  a substantial portion of our cash flows from operations must be dedicated to the payment of principal and interest on our indebtedness;

  •
  we are substantially more leveraged than certain of our competitors, which might place us at a competitive disadvantage;

  •
  we may be hindered in our ability to adjust rapidly to changing market conditions;

  •
  our indebtedness may restrict us from raising additional financing on satisfactory terms to fund working capital, capital expenditures, product development efforts and strategic acquisitions;

  •
  our high degree of leverage could make us more vulnerable in the event of a downturn in general economic conditions or our business or in the event of adverse changes in the regulatory environment or other adverse circumstances applicable to us;

  •
  our interest expense could increase if interest rates in general increase because a portion of our indebtedness bears interest at a floating rate;

  •
  our level of indebtedness may prevent us from raising the funds necessary to pay our obligations under the Credit Agreement or repurchase the Senior Notes or Senior Subordinated Notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under our Credit Agreement, Senior Notes Indenture and Senior Subordinated Notes Indenture; and

  •
  our failure to comply with the financial and other restrictive covenants in our Credit Agreement, Senior Notes Indenture and Senior Subordinated Notes Indenture, which, among other things, require us to maintain certain financial ratios and/or limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or our prospects.

Ability to Service Debt—To service our indebtedness, we will require a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

        Our ability to repay or to refinance our indebtedness and to pay interest on our indebtedness will depend on our financial and operating performance, which, in turn, is subject to prevailing economic and competitive conditions and to certain financial, business and other factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, the actions of competitors, regulatory developments and delays in implementing strategic projects. Our ability to meet our debt service and other obligations may depend in significant part on the extent to which we can successfully implement our business strategy. There can be no assurance that we will be able to implement our strategy fully or that the anticipated results of our strategy will be realized.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or seek to obtain additional equity capital or to restructure our debt. Our cash flows and capital resources may not be sufficient for payment of principal of and interest on our indebtedness in the future. These alternative measures may not be successful or permit us to meet our scheduled debt service obligations.

        In addition, because our obligations under the Credit Agreement bear interest at floating rates, an increase in interest rates could adversely affect, among other things, our ability to meet our debt service obligations.

Additional Borrowing Capacity—Despite our substantial leverage at present, we will be able to incur more debt.

        The Credit Agreement, the Senior Notes Indenture and the Senior Subordinated Notes Indenture allow us to incur additional indebtedness under certain circumstances, including, as of March 31, 2002, up to $72.7 million of additional debt under the Revolving Facility (the "Revolving Facility"), giving effect to the reduction of availability due to $47.3 million of outstanding stand-by letters of credit and $30.0 million of outstanding borrowings. If we incur additional debt above the levels in effect, the risks associated with these levels of debt could intensify.

Structural Subordination—Claims of creditors of our subsidiaries will have priority with respect to the assets and earnings of those subsidiaries over your claims.

        Claims of creditors of our subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness, preferred stock or guarantees issued by those subsidiaries, will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of the Company's creditors even if the obligations of those subsidiaries do not constitute senior indebtedness.

        The indebtedness outstanding under the Credit Agreement is fully guaranteed by substantially all of our direct and indirect domestic wholly-owned subsidiaries and substantially all of our future direct and indirect domestic wholly-owned subsidiaries (collectively, the "Bank Guarantors"). The obligations of the Bank Guarantors are secured by security interests in, or liens on, substantially all tangible and intangible assets of the Bank Guarantors (excluding real property).

        We conduct substantially all of our operations through our subsidiaries. As a result, we are required to rely upon payments from our subsidiaries for the funds necessary to meet our obligations, including debt service payments. The ability of our subsidiaries to pay dividends and make other payments to us is contingent upon the earnings of those subsidiaries and may be restricted by, among other things, agreements of the subsidiaries with their customers and applicable corporate and other laws and regulations, including regulations that may require our subsidiaries to maintain minimum levels of deposits, net worth, capital, surplus or reserves, or limit their ability to pay dividends, make investments or repay indebtedness.

        Our subsidiaries had:

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  assets of approximately $1,499.2 million, or 92.5% of our total assets, as of March 31, 2002;

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  liabilities (excluding guarantees of amounts outstanding under the Credit Agreement) of approximately $320.9 million as of March 31, 2002;

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  revenue of $1,755.5 million and $882.8 million, or 100% and 100% of our consolidated net revenue, for fiscal year 2001 and the six months ended March 31, 2002, respectively.

Restrictive Covenants in Our Debt Instruments—Restrictions imposed by the Credit Agreement, the Senior Notes Indenture and the Senior Subordinated Notes Indenture may limit our ability to take certain actions.

        Our debt instruments contain a number of covenants that limit our management's discretion in the operation of our business by restricting our ability to:

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  incur additional indebtedness or issue preferred or redeemable stock;

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  pay dividends and make other distributions;

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  repurchase equity interests;

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  prepay subordinated debt;

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  make restricted payments;

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  enter into sale and leaseback transactions;

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  create liens;

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  sell and otherwise dispose of assets;

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  merge or consolidate; and

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  enter into certain transactions with affiliates.

        These restrictions may adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In addition, the Credit Agreement, as amended, includes other and more restrictive covenants and prohibits us from prepaying certain of our other indebtedness. The Credit Agreement also requires us to comply with specified financial ratios and tests, including a minimum interest coverage ratio, a maximum leverage ratio and a maximum senior debt ratio. We may not be able to comply with such covenants, ratios and tests in the future. Our ability to comply with such covenants, ratios and tests is dependent upon our future financial and operating performance. Such performance may be affected by events beyond our control, including certain prevailing economic, financial and industry conditions. The breach of any such covenants, ratios or tests could result in a default under one or more of the Credit Agreement, the Subordianted Notes Indenture or the Senior Notes Indenture, which would permit the lenders under the Credit Agreement and in certain circumstances, the holders of the Senior Notes or Subordinated Notes to declare all amounts outstanding under those agreements to be immediately due and payable, together with accrued and unpaid interest.

        Furthermore, the commitments of the lenders under the Credit Agreement to make further extensions of credit thereunder could be terminated. If we were unable to repay all amounts accelerated, the lenders could proceed against us and the Bank Guarantors and the collateral securing the Company's and the Bank Guarantors' obligations pursuant to the Credit Agreement. If the indebtedness outstanding pursuant to the Credit Agreement were to be accelerated, our assets might not be sufficient to repay such indebtedness and our other indebtedness. If not cured or waived, such default could have a material adverse effect on our business or our prospects.

Risk-Related Products—Our ability to predict and control behavioral healthcare costs will determine whether we earn a profit on our contracts to provide services for a fixed fee.

        Our revenues come primarily from arrangements under which we assume all or a portion of the responsibility for the cost of providing a full range of behavioral healthcare treatment services (excluding at present the cost of pharmaceuticals or other medication) to a specified beneficiary population in exchange, generally, for a fixed fee per member per month. We refer to such arrangements in this filing as "risk-related contracts" and "risk-related products". Revenues from such arrangements accounted for approximately 87.8% of our net revenue in fiscal year 2001 and approximately 87.2% of our net revenue for the six months ended March 31, 2002. In order for such contracts to be profitable, we must accurately estimate the rate of service utilization by beneficiaries enrolled in programs managed by us and control the unit cost of such services. The most significant factor affecting the profitability of risk-related contracts is the ability to control direct service costs in relation to contract pricing. If the aggregate cost of behavioral healthcare treatment services provided to a given beneficiary population in a given period exceeds the aggregate of the per member per month fees received by us with respect to the beneficiary population in such period, we will incur a loss with respect to such beneficiary population during such period. Our assumptions as to service utilization rates and costs may not accurately and adequately reflect actual utilization rates and costs. Increases in behavioral healthcare costs or high-than-anticipated utilization rates, significant aspects of which are outside our control, may cause expenses associated with such contracts to exceed our revenue from such contracts. The September 11, 2001 terrorist attacks have contributed to, and any further terrorist attacks against the United States may contribute to, such increases in utilization rates and behavioral healthcare costs.

        In addition, adjustments may be required to the estimates, particularly those regarding cost of care, made in reporting historical financial results. Medical claims payable in our financial statements includes reserves for incurred but not reported ("IBNR") claims which are estimated by us. We determine the amount of such reserves based on past claim payment experience for member groups, including the average interval between the date services are rendered and the date claims are paid and between the date services are rendered and the date we receive the claims, enrollment data, utilization statistics, adjudication decisions, authorized healthcare services and other factors. This data is incorporated into contract specific reserve models. The estimates for submitted claims and IBNR claims are made on an accrual basis and adjusted in future periods as required. However, changes in assumptions for medical costs caused by changes in actual experience (such as changes in the delivery system, changes in utilization patterns, unforeseen fluctuations in claims backlogs and others) may ultimately prove these estimates inaccurate. During the three months ended March 31, 2001, we recorded an adjustment (and corresponding income statement charge) of $15.0 million to our estimate of claims incurred in prior years based on the results of our reduction in claims inventory and other claims processing improvements. As of March 31, 2002, we believe that our medical claims payable balance of $205.3 million is adequate in order to satisfy ultimate claim liabilities incurred through March 31, 2002. Any adjustments to such estimates could adversely affect our results of operations in future periods.

        We will attempt to increase membership in our risk-related products. If we are successful in this regard, our exposure to potential losses from our risk-related products will also be increased. Furthermore, certain of these contracts and certain state regulations limit the profits that we may earn on risk-related business and may require refunds if the loss experience is more favorable than that originally anticipated. We frequently record retroactive customer settlements which may be unfavorable. These contracts and regulations may also require us or certain of our subsidiaries to reserve a specified amount of cash as financial assurance that we can meet our obligations under such contracts. As of March 31, 2002, we had restricted cash and investments of approximately $116.3 million pursuant to such contracts and regulations. Such amounts will not be available to us for general corporate purposes.

Furthermore, certain state regulations restrict the ability of subsidiaries that offer risk-related products to pay dividends to us. Certain state regulations relating to the licensing of insurance companies may also adversely affect our risk-related business. Although experience varies on a contract-by-contract basis, historically, our risk-related contracts have been profitable in the aggregate. However, the degree of profitability varies significantly from contract to contract. For example, our Medicaid contracts with governmental entities generally tend to have direct profit margins that are lower than our other contracts. The most significant factor affecting the profitability of risk-related contracts is the ability to control direct service costs in relation to contract pricing.

Integration of Operations—Our efforts to integrate our operations may not result in the level of cost savings and improved services that we are anticipating.

        Since 1998, we have consolidated our managed behavioral healthcare businesses, eliminating duplicate staffing and facilities. We are now focusing on the next level of integration that includes reduction in computer system platforms, best practices analysis, standardization of provider contracting and utilization of the Internet to reduce the administrative burden on providers, customers and beneficiaries as well as further consolidation of our regional service centers. We believe that we can reduce administrative costs and improve customer service through these measures. However, we may not be able to implement these initiatives or realize the anticipated savings associated with these initiatives. Also, certain costs may increase during the transition period even if savings are ultimately realized.

        In addition, if we experience significant disruptions in our computer systems and related claims payment problems during the integration process, these developments would adversely affect our relationships with many of our contracted providers and our business and results of operations.

Reliance on Customer Contracts—Our inability to renegotiate customer contracts could adversely affect us.

        All of our net revenue in fiscal year 2001 and the six months ended March 31, 2002 was derived from contracts with payors of behavioral healthcare benefits. Our managed behavioral healthcare contracts typically have terms of one to three years, and in certain cases contain renewal provisions (at the customer's option) providing for successive terms of between one and two years (unless terminated earlier). Substantially all of these contracts are immediately terminable with cause and many, including some of our most significant contracts, are terminable without cause by the customer upon the provision of requisite notice and the passage of a specified period of time (typically between 60 and 180 days), or upon the occurrence of certain other specified events. Our ten largest customers accounted for approximately 59.1% of our net revenue for fiscal year 2001 and 57.9% of our net revenue for the six months ended March 31, 2002. Loss of all of these contracts or customers would, and loss of any one of these contracts or customers could, have a material adverse effect on us. In addition, price competition in bidding for contracts can significantly affect the financial terms of any new or negotiated contract.

        Our two largest customer contracts are with Aetna Inc. ("Aetna") and the State of Tennessee's TennCare program. Our managed behavioral contracts with Aetna, including NYLCare Health Plans and Prudential HealthCare, which were acquired by Aetna in July 1998 and August 1999, respectively, accounted for approximately 18.0% and 15.9% of our net revenue in fiscal year 2001 and the six-month period ended March 31, 2002, respectively. Aetna has announced its expectation that its membership will be further reduced during the remainder of calendar year 2002. We are not fully aware of which members Aetna anticipates will terminate in the future, if any, or which products such members currently receive. Therefore, we cannot reasonably estimate the amount by which revenue will be further reduced as a result of these membership reductions. The current Aetna contract extends through December 31, 2003.

        Until June 30, 2002, both we and Premier Behavioral Systems of Tennessee, LLC ("Premier"), a joint venture in which we have a fifty percent interest, separately contracted with the State of Tennessee to manage the behavioral healthcare benefits for the State's TennCare program. Our direct TennCare contract (exclusive of Premier) represented approximately 14.2% and 13.0% of our net revenue in fiscal year 2001 and the six months ended March 31, 2002, respectively. In May 2002, we signed a new contract with the State of Tennessee under which we provide all services under the TennCare program through a direct contract. The new TennCare contract covers the period from July 1, 2002 through December 31, 2003. Premier ceased providing services upon the expiration of its contract on June 30, 2002. The State of Tennessee requires Premier to exist for 24 months after contract termination during which time the final run-out of claims and other liabilities will occur.

        The Aetna and TennCare contracts may not be extended or successfully renegotiated and the terms of any new contracts may be comparable to those of existing contracts.

Fluctuation in Operating Results—Our operating results have been and may in the future be subject to significant fluctuations on a quarterly basis.

        Our quarterly operating results have varied in the past and may fluctuate significantly in the future due to a combination of factors, including:

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  changes in utilization levels by enrolled members of our risk-based contracts, including seasonal utilization patterns;

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  performance-based contractual adjustments to revenue, reflecting utilization results or other performance measures;

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  retroactive contractual adjustments under commercial contracts and TRICARE contracts;

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  retrospective membership adjustments;

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  the timing of implementation of new contracts and enrollment changes;

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  pricing adjustments upon long-term contract renewals; and

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  changes in estimates regarding medical costs and incurred but not yet reported medical claims.

        These factors may affect our quarterly revenues, expenses and results of operations in the future. Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that in future periods our results of operations may be below the expectations of the public market, analysts and investors.

Dependence On Government Spending For Managed Healthcare; Possible Impact of Healthcare Reform—We could be adversely affected by changes in federal, state and local healthcare policies.

        A significant portion of our revenue is derived, directly or indirectly, from federal, state and local governmental agencies, including state Medicaid programs. Reimbursement rates vary from state to state, are subject to periodic negotiation and may limit our ability to maintain or increase rates. We are unable to predict the impact on our operations of future regulations or legislation affecting Medicaid or Medicare programs, or the healthcare industry in general, and future regulations or legislation may have a material adverse effect on us. Moreover, any reduction in government spending for such programs could also have a material adverse effect on us. In addition, our contracts with federal, state and local governmental agencies, under both direct contract and subcontract arrangements, generally are conditioned upon financial appropriations by one or more governmental agencies, especially with respect to state Medicaid programs. These contracts generally can be terminated or modified by the customer if such appropriations are not made. Finally, some of our contracts with federal, state and local governmental agencies, under both direct contract and subcontract arrangements, require us to perform additional services if federal, state or local laws or regulations imposed after the contract is signed so require, in exchange for additional compensation to be negotiated by the parties in good faith. Government and other third-party payors are generally seeking to impose lower reimbursement rates and to renegotiate reduced contract rates with service providers in a trend toward cost control.

        The U.S. Congress is considering legislation which, among other things, would place limits on healthcare plans and methods of operations, limit employers' and healthcare plans' ability to define medical necessity and permit employers and healthcare plans to be sued in state courts for coverage determinations. It is uncertain whether we could recoup, through higher premiums or other measures, the increased costs of federally mandated benefits or other increased costs caused by such legislation or similar legislation. In addition, if any federal parity legislation is adopted and the difference in coverage limits for mental health coverage and medical health coverage is reduced or eliminated, any increase in revenue we derive following such legislation may not be sufficient to cover the increase in costs that would result from a greater utilization of mental healthcare services. We cannot predict the effect of this legislation, nor other legislation that may be adopted by Congress, and legislation may or may not have an adverse effect on us.

Regulation—Regulatory matters could adversely affect our ability to conduct our business.

        The managed behavioral healthcare industry and the provision of behavioral healthcare services are subject to extensive and evolving state and federal regulation. We are subject to certain state laws and regulations and federal laws as a result of the role we assume in connection with managing our customers' employee benefit plans.

        The regulatory issues that may affect our operations include:

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  whether we need to obtain additional licenses from state authorities to conduct our business, including our utilization review and third party administration ("TPA") activities;

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  whether we comply with various limits imposed by state authorities to prevent corporations from controlling or excessively influencing behavioral healthcare services through the direct employment of psychiatrists, psychologists or other professionals, and to prohibit such persons from splitting fees with other persons or entities;

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  whether we comply with laws that impose upon insurance companies, preferred provider organizations ("PPOs"), HMOs and other types of third-party payors an obligation to contract with any healthcare provider willing to meet the terms of the payor's contracts with similar providers.

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  maintaining confidentiality of patient information; and

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  becoming compliant with regulations imposed by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") within imposed deadlines.

        The imposition of additional license requirements and other regulatory requirements may, among other things, increase our equity requirements, increase cost of doing business or force us to change our operations significantly to comply with these requirements.

Risks Related To Valuation and Amortization Of Intangible Assets—We could be adversely affected if the value of intangible assets is not fully realized.

        Our total assets at March 31, 2002 reflect goodwill of approximately $1,068.4 million, representing 66.0% of our total assets. During the three months ended December 31, 2001, we adopted Financial Accounting Standards Board (the "FASB") Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets." Under SFAS 142, we no longer amortize goodwill over its estimated useful life. Instead, we are required to test the goodwill for impairment based upon fair values at least on an annual basis. In accordance with SFAS 142, we have completed the first phase of the goodwill impairment test and have determined that the allocated book value of the Workplace segment exceeds its fair value. Therefore, we plan to proceed with the second phase of the impairment test, which is the measurement of the potential loss. We will record any impairment charge as a change in accounting principle, separate from operating results. We expect to complete our analysis and record the impact of the change in accounting principle no later than September 30, 2002. In addition, we believe that the allocated book value of the Health Plans segment may exceed its fair value. We are performing additional analyses and will record any necessary impairment charges no later than September 30, 2002. Any determination requiring a write-off of a significant portion of goodwill would adversely affect our results of operations.

        In addition to goodwill, at March 31, 2002 we had other identifiable intangible assets (primarily customer lists, provider networks and treatment protocols) of approximately $79.2 million, net of accumulated amortization of $42.8 million, which are being amortized over 8 to 30 years. The amortization periods used by us may differ from those used by other entities. In addition, we may be required to shorten the amortization period for intangible assets in future periods based on the prospects of acquired companies. We may not ever realize the value of such assets.

        We evaluate, on a regular basis, whether events and circumstances have occurred that indicate that all or a portion of the carrying value of intangible assets may no longer be recoverable, in which case a charge to earnings for impairment losses could become necessary. When events or changes in circumstances are present that indicate the carrying amount of intangible assets may not be recoverable, we assess the recoverability of intangible assets by determining whether the carrying value of such intangible assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. In fiscal year 2000, we recorded impairment losses on intangible assets and other long-lived assets of $15.8 million for continuing operations and $75.2 million for discontinued operations. The loss for discontinued business operations related to the write-down of certain long-lived assets of our specialty managed healthcare segment and our Group Practice Affiliates ("GPA") subsidiary. Any event or change in circumstances which leads to a future determination requiring additional write-offs of a significant portion of unamortized intangible assets, which may include goodwill, would adversely affect our results of operations.

Claims for Professional Liability—We are subject to various litigation claims and civil suits which may adversely affect us.

        The management and administration of the delivery of managed behavioral healthcare services, and the direct provision of behavioral healthcare treatment services, entail significant risks of liability. From time to time, we are subject to various actions and claims of professional liability for alleged negligence in performing utilization review activities, as well as for the acts or omissions of our employees, network providers or other parties. In the normal course of business, we receive reports relating to suicides and other serious incidents involving patients enrolled in our programs. Such incidents occasionally give rise to malpractice, professional negligence and other related actions and claims against us or our network providers. As the number of lives covered by us grows and the number of providers under contract increases, actions and claims against us (and, in turn, possible legal liability) predicated on malpractice, professional negligence or other related legal theories can be expected to increase. We are also subject to actions and claims for the costs of services for which payment was denied. Many of these actions and claims seek substantial damages and require us to incur significant fees and costs related to our defense. Pending or future actions or claims for professional liability (including any judgments, settlements or costs associated therewith) may have a material adverse effect on us.

Class Action Suits—We have been targeted as defendants in class action suits that may adversely affect us.

        Recently, certain managed healthcare companies, including us, have been targeted as defendants in several national class action lawsuits regarding their business practices. The class action complaints against us allege misrepresentations with respect to, and failure to disclose, our claims practices, the extent of the benefits coverage and other matters that cause the value of the benefits to be less than the amount of premium paid. We believe that these national class action lawsuits are part of a trend targeting the healthcare industry, particularly managed care companies. One other class action lawsuit against us alleges that a provider at one of our facilities violated privacy rights of certain patients. Such lawsuits may have a material adverse effect on us.

Professional Liability Insurance—Our inability to secure adequate levels of insurance could have a material adverse affect on us.

        We carry professional liability insurance, subject to certain deductibles. Such insurance may not be sufficient to cover any judgments, settlements or costs relating to present or future claims, suits or complaints. Upon expiration of our professional liability insurance, sufficient insurance may not be available on favorable terms, if at all. To the extent our customers are entitled to indemnification under their contracts with us relating to liabilities they incur arising from the operation of our programs, such indemnification may not be covered under our insurance policies. To the extent that certain actions and claims seek punitive and compensatory damages arising from alleged intentional misconduct by us, such damages, if awarded, may not be covered, in whole or in part, by our insurance policies. If we are unable to secure adequate insurance in the future, or if the insurance we carry is not sufficient to cover any judgments, settlements or costs relating to any present or future actions or claims, such judgments, settlements or costs may have a material adverse effect on us. In addition, we obtain surety bonds from insurance companies to meet requirements under the laws and regulations of states in which we operate. We anticipate our letter of credit requirements to increase in future periods to potentially replace or collateralize surety bonds due to the current condition of the surety bond market. We currently have approximately $42.4 million of surety bonds outstanding ($19.3 million of which is 50% collateralized with letters of credit). If we are unable to obtain adequate surety bonds or make alternative arrangements to satisfy the requirements for such bonds, we may no longer be able to operate in those states, which would have a material adverse effect on us.

Government Investigations—If we are not able to comply with the requirements of various government agencies that regulate our operations, we may be materially and adversely affected.

        From time to time, we receive notifications from and engage in discussions with various government agencies concerning our respective managed care businesses and operations. As a result of these contacts with regulators, we in many instances implement changes to our operations, revise our filings with such agencies and/or seek additional licenses to conduct our business. We also have certain potential liabilities relating to the self-insurance program we maintained with respect to our provider business prior to the sale in June 1997 of substantially all of our domestic acute care psychiatric hospital and residential treatment facilities to Crescent Real Estate Equities Company. In addition, we continue to be subject to governmental investigations and inquiries, civil suits and other claims and assessments with respect to the provider business. Our inability to cooperate with these government investigations and inquiries and comply with the various requirements imposed on us as a result of these proceedings may have a material adverse effect on our business.

Terrorist Attacks—Terrorist attacks, such as the September 11, 2001 terrorist attacks and the anthrax scare and other acts of violence or war, may affect the financial and insurance markets and our business, results of operations and financial condition.

        As a result of the September 11, 2001 terrorist attacks and subsequent events, there has been considerable uncertainty in world financial markets. The full effect of these events, as well as concerns about future terrorist attacks, on the financial markets is not yet known, but could include, among other things, increased volatility in the prices of securities, including the notes. These uncertainties could also adversely affect our ability to obtain financing on terms acceptable to us or at all, for debt repayments, acquisitions, capital expenditures or working capital.

        In addition, terrorist attacks may lead to sustained increases in premiums for professional liability and other insurance or to reductions in the available amount of insurance coverage or surety bonds, either of which may have a material adverse effect on us.

Subordination of Series A Debentures—The Series A debentures are subordinated to our senior indebtedness.

        The indebtedness evidenced by the Series A debentures will be unsecured and subordinated in right of payment to all of our existing and future senior indebtedness. Senior indebtedness generally includes:

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  our outstanding Senior Notes, and any replacements or refinancings thereof;

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  our outstanding Senior Subordinated Notes, and any replacements or refinancings thereof;

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  any indebtedness incurred by us under our Credit Agreement, and any replacements or refinancings thereof, and

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  any other indebtedness incurred by us, excluding liabilities for taxes, indebtedness to our subsidiaries or other affiliates, trade payables, indebtedness that is contractually subordinated to the Series A debentures and obligations with respect to our equity securities.

        If we are determined to be bankrupt, holders of senior indebtedness will be entitled to receive payment in full before the holders of the Series A debentures will be entitled to receive any payment of principal or interest on the Series A debentures, subject to certain exceptions, and there may not be sufficient assets remaining to pay amounts due on any or all of the Series A debentures then outstanding. In addition, no payment may be made to holders of Series A debentures when certain defaults have occurred and are continuing with respect to the senior indebtedness, subject to certain exceptions.

        As of March 31, 2002, the aggregate amount of our outstanding senior indebtedness was approximately $1.0 billion (exclusive of unused commitments). The indebtedness outstanding under our Credit Agreement is secured indebtedness and is guaranteed by substantially all of our subsidiaries. The indenture for the Series A debentures (the "Series A debentures indenture") does not contain restrictions on our ability to incur additional indebtedness. The incurrence of additional indebtedness and other liabilities by us or our subsidiaries could adversely affect our ability to pay our obligations on the Series A debentures.

        For more information on the subordination of the Series A debentures, see the section of this prospectus called "Description of the Series A Debentures—Subordination."

Ability to Pay Interest—Our ability to pay interest on the Series A debentures, to pay dividends on the Series A preferred stock and common stock, and to redeem Series A preferred stock and Series A debentures upon a change of control is limited.

        Under our Credit Agreement, our Senior Notes and our Senior Subordinated Notes, we are subject to restrictive covenants that may limit our ability to pay interest on the Series A debentures and dividends on the Series A preferred stock and our common stock. See the section of this prospectus called "Description of Other Indebtedness" for a description of these covenants. If we fail to make a dividend payment on the Series A preferred stock or an interest payment on the Series A debentures when due, we will not be released from our obligation to make that dividend or interest payment, and additional dividends or interest will accumulate on the missed payment.

        The right of a holder of Series A preferred stock and Series A debentures to receive payment of the redemption price payable upon a change of control is subordinated to the payment in full of all amounts outstanding under our Credit Agreement, our Senior Notes and our Senior Subordinated Notes. At the time a change of control occurs, we may not have the necessary resources to pay all amounts outstanding under the Credit Agreement, the Senior Notes and the Senior Subordinated Notes, and in such case we may not be able to redeem shares of Series A preferred stock and Series A debentures tendered. Additional future credit agreements or other agreements relating to our indebtedness (including additional senior indebtedness) may contain prohibitions or restrictions on our ability to effect a change of control payment and our subsidiaries may be parties in the future to credit agreements and other agreements relating to indebtedness which contain restrictions on transferring funds sufficient to permit us to effect a change of control payment.

Public Market—There is no public market for our Series A preferred stock or Series A debentures.

        There is no public market for our Series A preferred stock or Series A debentures. We cannot predict the extent to which a trading market for those securities will develop, if at all, or how liquid that market may be. We have no plans to list the Series A preferred stock or Series A debentures on any public securities exchange. An investor may find it difficult to obtain accurate quotations as to the price of the Series A preferred stock and the Series A debentures, and to dispose of such securities.

Arthur Andersen—The conviction of Arthur Andersen may adversely affect Arthur Andersen's ability to satisfy any claims arising from its provision of auditing and other services to us and could have a material adverse effect on our ability to access capital markets in the future.

        Arthur Andersen LLP, our former independent public accountants that audited our financial statements incorporated by reference in this prospectus for the three fiscal years ended September 30, 2001, was found guilty by a jury on June 15, 2002 of federal obstruction of justice in connection with the government's investigation of Enron Corp. It has been reported that Arthur Andersen will appeal the conviction. The Securities and Exchange Commission ("SEC") has been informed by Arthur Andersen that it will cease practicing before the SEC by August 31, 2002, unless the SEC determines another date is appropriate. It is possible that events arising out of the indictment may adversely affect the ability of Arthur Andersen to satisfy any claims arising from its provision of auditing and other services to us, including claims that may arise out of Arthur Andersen's audit of our financial statements. The SEC has said that it will continue accepting financial statements audited or reviewed by Arthur Andersen provided that we comply with the applicable rules and orders issued by the SEC in March 2002 for such purpose.

        In order for us to register the Series A preferred stock or resales of the securities, and in the future should we seek to access the public capital markets, the SEC's current rules require the inclusion or incorporation by reference of three years of audited financial statements in any prospectus. These rules would require us to present audited financial statements for one or more fiscal years audited by

Arthur Andersen until our audited financial statements for the fiscal year ending September 30, 2004 become available in the first quarter of our fiscal year 2005. The SEC recently adopted rules exempting certain issuers filing Securities Act registration statements containing financial statements audited by Arthur Andersen from having to comply with rules that would also require such issuers to present manually signed reissued accountants' reports and written consents issued by Arthur Andersen. Although we believe that we currently meet the requirements for such exemptions, if the SEC ceases accepting financial statements audited by Arthur Andersen pursuant to such exemptions, it is possible that our financial statements for the years ended September 30, 1999, September 30, 2000 and September 30, 2001 audited by Arthur Andersen might not satisfy the SEC's requirements. If this occurs, we would not be able to register the Series A preferred stock or resales of the securities or access the public capital markets unless Ernst & Young LLP, our current independent accounting firm, or another independent accounting firm is able to audit the financial statements originally audited by Arthur Andersen. Any delay or inability to register the Series A preferred stock or resales of the securities or access the public capital markets caused by those circumstances could have a material adverse effect on us.

        In addition, since we have not obtained for this registration of the Series A preferred stock or resales of the securities or other public offerings of our securities, manually signed accountants reports (or consents) from Arthur Andersen or any other independent accounting firm and instead will be relying on previously issued audited (and unaudited) financial statements for financial information related to all time periods commencing on or prior to September 30, 2001, your ability, and the ability of any such holders of such securities, to recover damages, if any, related to such financial statements will be limited.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The ratio (or dollar amount of the deficiency) of earnings to combined fixed charges and preference dividends for each of the periods indicated is as follows (in thousands):

Fiscal Year Ended September 30
						Six Months Ended March 31, 2002
1996	1997	1998	1999	2000	2001
$(69,640)	$(50,596)	$(10,798)	1.3x	1.1x	1.5x	1.3x

        For purposes of calculating the ratio of earnings to fixed charges, "earnings" represent income from continuing operations before income taxes, plus fixed charges. "Fixed charges" consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest and pretax earnings required to pay preferred stock dividends. In fiscal years 1996, 1997 and 1998, we had a deficiency of earnings to fixed charges.

        The figures used to calculate the ratios above are filed as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF SERIES A PREFERRED STOCK

        The following summarizes certain terms and provisions of the Series A preferred stock. This summary is not complete and is subject to, and qualified in its entirety by reference to, applicable Delaware law and to the provisions of our Certificate of Incorporation, Bylaws and the Certificate of Designations for the Series A preferred stock. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

AUTHORITY TO ISSUE PREFERRED STOCK

        Our certificate of incorporation authorizes our board of directors to issue, without the approval of our stockholders, up to 10,000,000 shares of preferred stock, with no par value. As of March 31, 2002, we had designated 87,000 shares of Series A preferred stock, and had issued 59,063 shares of Series A preferred stock and an Option to purchase an additional 21,000 shares of Series A preferred stock.

        Our board of directors has the right to designate, for each series of preferred stock:

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  the serial designations;

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  dividend rates;

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  the offering price or prices;

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  provisions for redemption or repurchase;

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  provisions for conversion;

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  voting rights;

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  special or relative rights in the event of a liquidation, distribution or sale of assets or dissolution or winding up;

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  provisions for a sinking fund; and

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  any other rights, obligations or provisions which our board of directors is permitted to designate under Delaware law.

        As described below, our board of directors cannot create any class of capital stock that is senior to the Series A preferred stock or that is redeemable on or before December 15, 2009 without the consent of holders of 67% of the outstanding shares of the Series A preferred stock. There is no limitation on our board of directors' ability to create a class of preferred stock that has the same rank as the Series A preferred stock.

GENERAL

        Under the investment agreement, the initial purchasers purchased 59,063 shares of our Series A Cumulative Convertible Preferred Stock, which we refer to as the Series A preferred stock (as defined). We also granted the initial purchasers an Option to purchase an additional 21,000 shares of Series A preferred stock for an aggregate purchase price of $21,000,000. For more information regarding the Option, see the section of this prospectus called "The Option."

        Currently, substantially all of our operations are conducted through subsidiaries. Our ability to make payments on the Series A preferred stock, therefore, depends in part on the earnings of our subsidiaries and on our ability to receive funds from our subsidiaries through dividends or other payments. Our subsidiaries are not obligated to pay any amount due under the Series A preferred stock or to make funds available for payments on the Series A preferred stock in the form of dividends or advances to us. The ability of some of our subsidiaries to pay dividends to us is restricted by various insurance and healthcare regulations. If operating losses are incurred, we may be required to make additional capital contributions to those subsidiaries to comply with statutory capital requirements and payment of dividends by those subsidiaries would likely not be permitted.

        In addition, the Series A preferred stock effectively is subordinated to all outstanding indebtedness and other liabilities and commitments, including accounts payable and other accrued liabilities, of our subsidiaries. Any right we have to receive assets from any of our subsidiaries upon their liquidation or reorganization, and the resulting right of holders of the Series A preferred stock to participate in those assets, will be subordinated to the claims of that subsidiary's creditors. Such subordination will not apply, however, to the extent we are recognized as a creditor of the liquidating or reorganizing subsidiary, though our claims would still be subordinated to any senior security interest in the assets of the subsidiary and any senior indebtedness of the subsidiary.

        First Union National Bank will be the transfer agent, dividend disbursing agent and registrar for the Series A preferred stock unless otherwise specified in a prospectus supplement.

STATED VALUE

        The stated value of the Series A preferred stock is $1,000 per share.

RANKING

        With respect to the right to receive dividends and payments upon our liquidation, dissolution or winding up, the Series A preferred stock ranks:

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  senior to our common stock, and except as specified below, all other classes and series of our capital stock that we issue in the future;

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  equally with each other class or series of preferred stock that by its terms ranks equally with the Series A preferred stock; and

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  junior to each other class of preferred stock that by its terms ranks senior to the Series A preferred stock.

        Currently, there are no classes of preferred stock issued or outstanding other than the Series A preferred stock. The consent of holders of 67% of the Series A preferred stock is required for us to create a class of preferred stock that ranks senior to the Series A preferred stock. There is no limitation on our board of directors' ability to create a class of preferred stock that has the same rank as the Series A preferred stock.

DIVIDENDS

        The Series A preferred stock will accumulate dividends at a rate of 6.50% per year. The amount of dividends will be computed based on the stated value of a share of Series A preferred stock, which is $1,000.

        Dividends began to accumulate on outstanding shares of Series A preferred stock from the date of issuance and accumulate from day to day whether or not earned or declared until the dividends are paid. Dividends accumulate on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which payable. As of March 31, 2002, accumulated unpaid dividends amounted to approximately $9.4 million.

        We will pay dividends to holders of record as they appear on our stock record books 15 days prior to the relevant dividend payment date. We will pay dividends only when, as and if declared by our board of directors, out of funds at the time legally available for the payment of dividends.

DIVIDEND PAYMENT DATES

        In general, dividends will be paid in four equal quarterly installments on the last business day of March, June, September and December of each year commencing in March 2000. If any date specified as a dividend payment date is not a business day, we will pay the dividends due on the preceding business day.

RIGHT NOT TO MAKE DIVIDEND PAYMENTS WHEN FIRST DUE

        We have the right to elect not to make any dividend payment when due on a dividend payment date (other than as required in connection with any redemption of shares of Series A preferred stock or our liquidation, dissolution or winding up). In such case, we will remain obligated to make the missed dividend payment, and additional dividends will accumulate on the missed payment. As of the date of this prospectus, we have not made any dividend payments in respect of the Series A preferred stock.

        If at any time we make a dividend payment that is less than the total amount of accumulated dividends payable on all outstanding shares of Series A preferred stock, the amount we pay will be allocated pro rata on a share-by-share basis among all outstanding shares of Series A preferred stock. Dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series A preferred stock will be applied first to the earliest dividend that has not yet been paid.

PAYMENT IN COMMON STOCK

        We may pay dividends in cash or by the issuance of shares of our common stock. We may issue shares of common stock in payment of any dividend on the first date the dividend is due. We may issue shares of common stock in respect of a missed dividend payment at any time before December 15, 2001. After that date, we may not issue shares of common stock in respect of a missed dividend payment.

        For the purpose of determining the number of common shares to be paid, the value of a share of common stock used to pay dividends on the Series A preferred stock will be equal to the average of the closing prices per share of common stock for the twenty consecutive trading days ending on the second trading day prior to the relevant dividend payment date (subject to adjustment if an adjustment to the conversion price takes effect during the period used to compute such average).

        We may not issue shares of common stock in payment of dividends unless:

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  the common stock is listed for trading on a national securities exchange or quoted on a nationally recognized quotation system;

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  the shares of common stock to be issued have been duly authorized and when issued in connection with such payment, will be validly issued, fully paid and non-assessable;

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  the issuance of the shares of common stock will not: (a) violate any provision of our certificate of incorporation or our bylaws; (b) give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any person; (c) constitute a default under or give rise to a right to put or to compel a tender offer for our outstanding securities or require any consent, waiver or approval under, any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, regulatory approval, contract or any other agreement, instrument or obligation to which we are a party or by which we are bound; (d) result in the creation or imposition of any lien upon any of our assets or (e) violate any law applicable to us;

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  no uncured default or event of default has occurred and is continuing (or will occur as a result of the issuance of shares of common stock in satisfaction of such payment), under any agreement or instrument evidencing our indebtedness, the outstanding principal amount of which is in excess of $10,000,000, and as a result of such default or event of default holders of the indebtedness have accelerated or have the right to accelerate the maturity of the indebtedness;

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  we have not been notified that a breach of the investment agreement or the terms of the Series A preferred stock has occurred and is continuing;

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  (a) in the case of a dividend payment made on the first date the dividend is due, the average of the closing prices per share of our common stock for the 20 consecutive trading days ending on the second trading day prior to the payment date is at least 40% of the conversion price for the Series A preferred stock, and (b) in the case of a payment made in respect of a missed dividend payment, the average of the closing prices per share of our common stock for the 20 consecutive trading days ending on the second trading day prior to the relevant payment date is at least 60% of the conversion price for the Series A preferred stock;

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  (a) in the case of a dividend payment made on the first date the dividend is due, the average daily trading volume in the common stock during the 20 consecutive trading days ending on the second trading day prior to the relevant payment date is at least 50% of the average daily trading volume in the common stock for the 180-day period ending on July 19, 1999, and (b) in the case of a payment made in respect of a missed dividend payment, the average daily trading volume in the common stock during the 20 consecutive trading days ending on the second trading day prior to the relevant payment date is at least 67% of the average daily trading volume in the common stock for the 180-day period ending on July 19, 1999;

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  the issuance of shares of common stock in satisfaction of the payment does not require the approval or affirmative vote of the holders of any class or series of our equity securities; and

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  as of the relevant payment date, the registration statement of which this prospectus is a part is effective under the Securities Act and is available for use in connection with the offer and sale of such shares of common stock by the holders of Series A preferred stock that have such right under the registration rights agreement (unless suspension of the registration statement's effectiveness is permitted under the registration rights agreement).

ADDITIONAL DIVIDENDS

        Whenever any dividend that has accumulated through any dividend payment date has not been paid in full, or whenever any redemption payment has not been paid in full on any payment date set for a redemption, additional dividends will accumulate on the amount of the unpaid dividends or the unpaid redemption payment. An unpaid amount is referred to as an "arrearage." Additional dividends accumulate on an arrearage at the annual dividend rate then in effect or such lesser rate as may be the maximum rate that is then permitted by applicable law. Additional dividends in respect of any arrearage:

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  will accumulate from day to day whether or not earned or declared until the arrearage is paid; and

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  will be calculated as of each successive dividend payment date and will constitute an additional arrearage from and after any dividend payment date to the extent not paid on that dividend payment date.

        Additional dividends on any arrearage may be declared and paid at any time, in whole or in part, without reference to regular dividend payment dates, to the registered holders of Series A preferred stock as they appear on our record books on the record date fixed by our board of directors. The record date in respect of an arrearage payment must be at least 10 days before the corresponding payment date.

LIQUIDATION PREFERENCE

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, a holder of Series A preferred stock will be entitled to receive out of our assets, before any payment is made or any assets are distributed to the holders of any securities that rank junior to the Series A preferred stock, an amount per share equal to the greater of:

          (1)  the sum of (a) the dividends, if any, accumulated or deemed to have accumulated on the Series A preferred stock to the date of final distribution to holders, whether or not dividends have been declared, and (b) $1,000 (the stated value of the Series A preferred stock); and

          (2)  the amount that would have been payable if the shares of Series A preferred stock had been converted into shares of common stock immediately prior to the liquidation, dissolution or winding up.

        The right of a holder of Series A preferred stock to receive payments in the event of liquidation, dissolution or winding up is subordinated to the payment in full of all amounts outstanding under our Credit Agreement, our Senior Notes, and our Senior Subordinated Notes which amounted to approximately $1.0 billion at March 31, 2002, and other trade payables, including medical claims payable, of $336.9 million at March 31, 2002.

        If our assets or proceeds are insufficient to satisfy all claims with the same priority of payment as the Series A preferred stock, then the available assets and proceeds will be distributed ratably among the holders of the Series A preferred stock and the holders of claims with the same priority of payment as the Series A preferred stock.

        After payment in full of the amounts described above, the holders of common stock are entitled to receive an amount per share equal to the amount paid per share of the Series A preferred stock. Then the holders of the Series A preferred stock will participate with the holders of common stock on a pro rata basis in any further distributions of our assets. After holders are paid the full amount of the liquidation preference to which they are entitled, they will not be entitled to participate in any further distribution of our assets. Neither a consolidation or merger of us nor a sale, conveyance, lease, exchange or transfer of all or part of our assets will be a liquidation, dissolution or winding up of us.

CONVERSION INTO COMMON STOCK

        The Series A preferred stock may be converted into shares of common stock in the following ways:

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  Optional Conversion—Before the date of mandatory redemption, holders of Series A preferred stock may elect to convert any or all of their shares of Series A preferred stock into common stock.

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  Mandatory Conversion—We have the right to require that any or all of the Series A preferred stock be converted into shares of common stock if (i) the average closing price per share of common stock exceeds 200% of the conversion price for 180 consecutive calendar days ending no earlier than December 15, 2000 and no later than December 15, 2001, and for the last two-calendar weeks of such 180 consecutive calendar days, or (ii) the average closing price per share of common stock exceeds 200% of the conversion price for 45 consecutive trading days ending no earlier than December 15, 2001 and for the last two-calendar weeks of such 45 consecutive trading days.

    We will not be allowed to require that shares of Series A preferred stock be converted into shares of common stock unless:

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    our common stock has been validly listed for trading on a national securities exchange or quoted on a nationally recognized quotation system during the relevant period described above and as of the date of the conversion;

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    the average daily trading volume in our common stock during the relevant periods described above is at least 50% of the average daily trading volume in our common stock for the 180 day period ending on July 19, 1999; and

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    as of the date of the conversion, the registration statement, of which this prospectus is a part, is effective under the Securities Act and is available for use in connection with the offer and sale of the common stock in accordance with the registration rights agreement (unless suspension of the registration statement's effectiveness is permitted under the registration rights agreement).

        In connection with either type of conversion, each share of the Series A preferred stock will be converted into the number of shares of common stock determined by dividing (a) the sum of (i) $1,000, the stated value of the Series A preferred stock, plus (ii) all accrued and unpaid dividends, by (b) the conversion price.

        As of the date of this prospectus, the conversion price was $9.375. The conversion price of the Series A preferred stock is subject to adjustment to protect holders against dilution in the event of a stock split, reclassification of capital stock, merger, consolidation, recapitalization or other transaction that results in the conversion of our common stock into other securities, property or cash.

REDEMPTION

MANDATORY REDEMPTION

        On December 15, 2009, we are required to redeem all outstanding shares of Series A preferred stock for cash in an amount per share equal to the sum of (a) $1,000 (the stated value of the Series A preferred stock); and (b) the amount, if any, of all accrued and unpaid dividends on the share of Series A preferred stock to the date of actual payment of the redemption price, whether or not dividends have been declared.

MANDATORY REDEMPTION PROCEDURES

        We will send notice of our obligation to redeem the Series A preferred stock on the mandatory redemption date to the holders of record of the Series A preferred stock by first class mail, postage prepaid, at each holder's address as it appears on our stock record books. We will send the notice between 60 and 100 days before the date fixed for redemption.

        On or after the redemption date, holders of the shares called for redemption will be required to surrender the certificates evidencing shares to us at the place designated in the notice, and will be entitled to receive payment of the redemption price when they surrender their certificates. No dividends will accumulate after the redemption date, and after that date all rights of the holders of Series A preferred stock that is redeemed will cease and terminate, except to the extent we default in payment on the redemption date.

CHANGE OF CONTROL REDEMPTION

        If a "change of control" occurs, holders of Series A preferred stock may require us to redeem any or all of their shares of Series A preferred stock for cash in an amount per share equal to the sum of (a) $1,010 (101% of the stated value of the Series A preferred stock); and (b) the amount, if any, of all accrued and unpaid dividends on the share of Series A preferred stock to the date of actual payment of the redemption price, whether or not dividends have been declared.

        A "change of control" means the time that any of the following occurs:

        (1)  any person or group of persons acquires direct or indirect ownership of more than 35% of the voting power of our outstanding equity securities unless that person or group of persons owned 5% of our equity securities as of February 12, 1998;

        (2)  a majority of the seats on our board of directors is held by persons neither nominated nor appointed by our board of directors;

        (3)  any change of control occurs under any indenture or other agreement for indebtedness for borrowed money with an aggregate principal amount in excess of $10.0 million outstanding and to which we or certain of our subsidiaries is a party; or

        (4)  a change in control occurs under our Credit Agreement, while at least $10.0 million in principal amount of our Senior Notes are outstanding, the Senior Notes Indenture, or while at least $10.0 million in principal amount of our Senior Subordinated Notes are outstanding, the Senior Subordinated Notes Indenture; provided, however, that no event described above will constitute a "change of control" if such event resulted directly from any action taken by TPG Magellan LLC or any of its affiliates.

CHANGE OF CONTROL REDEMPTION PROCEDURES

        We are required to send notice of any change of control to the holders of record of the outstanding Series A preferred stock not more than five days following a change of control. This notice will describe the transaction constituting the change of control and will set forth:

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  each holder's right to require us to redeem any or all shares of Series A preferred stock held by him or her out of legally available funds;

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  the redemption date, which will be between 30 and 45 days from the date of the change of control notice; and

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  the procedures to be followed by holders in exercising their right to have their shares of Series A preferred stock redeemed.

        If the Series A preferred stock is owned by more than 50 holders or groups of affiliated holders and if the Series A preferred stock is listed on any national securities exchange or quoted on any national quotation system, we also are required to give notice of a change of control by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, within 30 days following the change of control. Our failure to give a notice of a change of control, or the formal insufficiency of any notice, will not prejudice the rights of holders of Series A preferred stock to have us redeem their shares.

        If a holder of Series A preferred stock elects to require us to redeem his or her shares of Series A preferred stock following a change of control, the holder must deliver a written notice to us, in the form specified by us, stating that the holder wants us to redeem his or her shares, and specifying the number of shares to be redeemed. This notice must be delivered prior to the redemption date set forth in the notice of a change of control, or, if the notice of a change of control is not given, at any time following the last day we were required to give the notice of a change of control. If we do not give the required notice, the redemption date for any holder that elects to redeem shares of Series A preferred stock will be the date that is the later of (a) 45 days following the last day we were required to give the notice of change of control and (b) 30 days following the delivery of a notice of election by that holder. If all of the shares of the Series A preferred stock are owned by 50 or fewer holders or groups of affiliated holders, the holders or groups of holders may deliver a notice or an election to redeem at any time within 90 days following the occurrence of a change of control without awaiting receipt of a notice of a change of control or the expiration of the time allowed for the delivery of a notice of a change of control.

SUBORDINATION RESTRICTIONS ON ABILITY TO PAY CHANGE OF CONTROL REDEMPTION PRICE

        Each holder of Series A preferred stock is deemed to have acknowledged and agreed that (a) the holder's right to receive payment of the change of control redemption price is subject and subordinated in right of payment to the payment in full and discharge of all amounts of principal, interest and fees (however denominated) then outstanding under our Credit Agreement, our Senior Notes and our Senior Subordinated Notes (and any replacements or refinancings thereof), amounted to approximately $1.0 billion at March 31, 2002, and other trade payables, including medical claims payable, of $336.9 million at March 31, 2002, and (b) until payment in full of all such amounts (however denominated) under our Credit Agreement, our Senior Notes and our Senior Subordinated Notes (and any replacements or refinancings thereof) has been made in cash, we are prohibited from making any payment, whether directly or indirectly, by exercise of any right of set-off or otherwise, of the change of control redemption price. If a holder of Series A preferred stock receives any prohibited payment of the change of control redemption price, he must hold the payment in trust for the benefit of the lenders under our Credit Agreement, Senior Notes and Senior Subordinated Notes (and any replacements or refinancings thereof). In addition, certain restrictive covenants in our Credit Agreement, Senior Notes Indenture and Senior Subordinated Notes Indenture may prohibit us from redeeming shares of Series A preferred stock upon a change of control. See the section of this prospectus called "Description of Other Indebtedness." If a change of control occurs, we are required to pay all amounts outstanding under our Credit Agreement, our Senior Notes and our Senior Subordinated Notes (and any replacements or refinancings thereof) to the extent necessary to permit us to pay the change of control redemption price. However, at the time a change of control occurs, we may not have the necessary resources to pay all amounts outstanding under the Credit Agreement, the Senior Notes and the Senior Subordinated Notes (and any replacements or refinancings thereof), and in such case we may not be able to pay the change of control redemption price.

DEPOSIT OF FUNDS

        On or prior to any redemption date, we are required to deposit with our transfer agent or other redemption agent, in trust for the benefit of the holders of the shares of Series A preferred stock to be redeemed, an amount of cash that is sufficient to complete the redemption. This deposit will constitute full payment to the holders. After the date we make this deposit, all rights of the holders with respect to the shares of the Series A preferred stock that are to be redeemed, except the right to receive the redemption price upon the surrender of their respective certificates, will cease and terminate.

        If the holders of any shares of Series A preferred stock called for redemption do not claim the cash deposited for redemption within two years after the deposit, the transfer agent or other redemption agent will pay the balance to us. Upon this payment, the transfer agent or other redemption agent will be relieved of all responsibility to holders and the sole right of holders, with respect to shares to be redeemed, will be to receive the redemption price as our general creditors. Any interest accrued on the deposited funds will belong to us and will be paid to us from time to time on demand.

EXCHANGE

        Once the Option to acquire additional shares of Series A preferred stock held by the initial purchasers has been exercised in full or has expired, we may exchange Series A debentures, which will be unsecured junior subordinated convertible debentures for all (but not less than all) of the outstanding shares of Series A preferred stock. Such debentures would be issued pursuant to the Series A debentures indenture, a form of which has been prepared in accordance with the investment agreement and filed as an exhibit to the registration statement of which this prospectus is a part. A debenture in the principal amount of $1,000 would be issued in exchange for each share of the Series A preferred stock. The debentures will have terms comparable to the terms of the Series A preferred stock, including comparable conversion rights and interest rates that are the same as the dividend rates on the Series A preferred stock. The exchange may take place on any dividend payment date.

        Unless we receive the prior written consent of the holders of all outstanding shares of the Series A preferred stock, we may effect the exchange of Series A debentures for Series A preferred stock only if:

        (a)  full cumulative dividends, to the extent payable or deemed payable through the date of exchange, have been paid, accrued or set aside for payment on all outstanding shares of the Series A preferred stock;

        (b)  we have amended our certificate of incorporation pursuant to Delaware law to give holders of the Series A debentures the same voting rights as holders of Series A preferred stock; and

        (c)  no holder of Series A preferred stock notifies the Company that the exchange could result in an adverse tax consequence to it.

        To prevent an exchange of shares of the Series A preferred stock because it could result in any adverse tax consequence to any holder, the holder must deliver a written notice to us specifying in reasonable detail the nature of the tax consequence. The holder must deliver that notice by the fifteenth day after it received the notice of exchange. If we receive an objection notice, then we will not exchange any shares of Series A preferred stock, and we will mail, within 15 days after receipt of the objection notice, written notice that we are canceling the proposed exchange. If we, based on the advice of nationally recognized tax counsel, believe that the tax consequences described in an objection notice are incorrect, we may discuss the tax consequences in question with the holder delivering such objection notice. If the holder withdraws the objection notice within 15 days of its delivery, we may consummate the proposed exchange.

        Before giving notice of our intention to exchange, we will execute and deliver the Series A debentures indenture to a bank or trust company selected by our board of directors and, if required by applicable law, will qualify the Series A debentures indenture under the Trust Indenture Act of 1939.

        We will mail written notice of our intention to exchange Series A preferred stock for Series A debentures to each holder of record of Series A preferred stock between 60 and 100 days prior to the date fixed for exchange.

        Upon the exchange of Series A preferred stock for Series A debentures, the rights of the holders of Series A preferred stock as our stockholders will terminate, and the Series A preferred stock will no longer be outstanding.

        Before any holder of Series A preferred stock will be entitled to receive Series A debentures, a holder must surrender his or her certificates representing the Series A preferred stock at our office or at any other place that our board of directors may designate, and must state in writing the name or names with addresses in which it, he or she wishes the certificates for the Series A debentures to be issued. After the surrender of certificates, we will issue and deliver certificates for the Series A debentures to the holder, or to its, his or her nominee, at our office or other designated place. Shares of Series A preferred stock will be exchanged as of the close of business on the date fixed for exchange as provided above, and the person entitled to receive the Series A debentures issuable upon exchange will be treated for all purposes, including the accrual and payment of interest, as the record holder or holders of Series A debentures as of the close of business on that date.

VOTING RIGHTS

        The holders of the Series A preferred stock have the right to vote on all matters voted on by holders of common stock. The holders of the Series A preferred stock vote together with the holders of common stock as a single class. Each share of Series A preferred stock will entitle its holder to a number of votes equal to the number of shares of common stock into which the share of Series A preferred stock is convertible on the record date for the vote.

        If on any date:

          (1)  dividends payable on the Series A preferred stock have not been paid in full, when required; or

          (2)  we fail to redeem the Series A preferred stock when required,

then the holders of a majority of the outstanding shares of Series A preferred stock will have the exclusive right, voting together as a single class, to designate two directors on our board of directors. If we exercise our right to elect not to make any interest payment when due on an interest payment date, this will not give the holders of Series A debentures the right to designate any directors.

        If:

        (1)  the initial purchasers, certain assignees of the initial purchasers and their respective affiliates own a majority of the Series A preferred stock,

        (2)  any default or event of default under any instrument or agreement evidencing our indebtedness or indebtedness of any of our subsidiaries in an outstanding principal amount of more than $10,000,000 has resulted in the acceleration of the indebtedness or has given the holders of the indebtedness the right to accelerate the maturity date of that indebtedness, and

        (3)  the default is not cured or waived within 75 days after it occurs,

the holders of a majority of the outstanding Series A preferred stock then held by the initial purchasers, certain assignees of the initial purchasers and their respective affiliates voting together as a single class shall have the right to designate a majority of the members of our board of directors.

        Without the consent or affirmative vote of the holders of at least 67% of the outstanding shares of Series A preferred stock, voting separately as a class, we may not:

        (1)  authorize, create or issue, or increase the authorized amount of, any equity securities that rank senior to the Series A preferred stock with respect to receiving dividends or distributions upon our liquidation, dissolution or winding-up;

        (2)  authorize, create or issue, or increase the authorized amount of, any class or series of capital stock, or any security convertible into or exercisable for any class or series of capital stock, that is mandatorily redeemable or redeemable at the option of the holder at any time on or prior to December 15, 2009, whether or not redemption may occur only upon the occurrence of a specified event;

        (3)  amend, alter or repeal any provision of our certificate of incorporation or our bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series A preferred stock so as to affect them adversely; or

        (4)  authorize or take any other action if such action alters or changes any of the rights of the Series A preferred stock in any respect or otherwise would be inconsistent with the provisions of the certificate of designations for the Series A preferred stock and the holders of any class or series of our capital stock are entitled to vote on that action.

RESTRICTION ON DIVIDENDS

        As long as any shares of Series A preferred stock are outstanding, our board of directors:

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  will not declare, and we will not pay or set apart for payment any dividend on any securities that rank junior or equal to the Series A preferred stock;

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  will not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any securities that rank junior or equal to the Series A preferred stock or any warrants, rights or options exercisable for or convertible into any securities that rank junior or equal to the Series A preferred stock, other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible into or exchangeable for any securities that rank junior or equal to the Series A preferred stock;

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  will not make any distribution in respect of securities that rank junior or equal to the Series A preferred stock, either directly or indirectly, and whether in cash, obligations, shares or other property (other than distributions or dividends in securities that rank junior to the Series A preferred stock that are made to the holders of securities that rank junior to the Series A preferred stock); and

  •
  will not permit any corporation or other entity directly or indirectly controlled by us to purchase or redeem any securities that rank junior or equal to the Series A preferred stock or any warrants, rights, calls or options exercisable for or convertible into any securities that rank junior or equal to the Series A preferred stock (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible into or exchangeable for any securities that rank junior or equal to the Series A preferred stock), unless before or at the time we take the relevant action all accumulated dividends on shares of the Series A preferred stock, including arrearages and accumulated dividends on arrearages, have been paid.

        When dividends are not paid in full on the Series A preferred stock, all dividends declared on any series of securities that ranks equally with the Series A preferred stock with respect to dividends will be declared and paid pro rata with the Series A preferred stock so that the amount of dividends declared and paid will bear to each other the same ratio that accumulated dividends, including additional dividends accrued in respect of such accumulated dividends, on the shares of Series A preferred stock and the other securities bear to each other.

        The following actions are not prohibited by the restrictions described above:

        (1)  the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of shares of Series A preferred stock or any security that ranks equal to the Series A preferred stock with respect to dividends if required by the terms of such securities; or

        (2)  the acquisition, repurchase, exchange, conversion, redemption or other retirement for value by us of any securities that rank junior to the Series A preferred stock in accordance with any obligation in existence at the time of original issuance of the Series A preferred stock.

NO INCONSISTENT OBLIGATIONS

        We are not permitted to enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, our performance of our obligations with respect to the Series A preferred stock.

THE OPTION

        In connection with our sale of 59,063 shares of Series A preferred stock to the initial purchasers, we also issued to the initial purchasers an irrevocable Option (as defined) to purchase an additional 21,000 shares of Series A preferred stock for $21,000,000. In general, the initial purchasers, certain assignees of the initial purchasers and their respective affiliates may elect to exercise the Option at any time, in whole and not in part, until August 19, 2002. In certain circumstances the exercise period could be extended, but in any event the Option will expire not later than August 17, 2004. Any Series A preferred stock issued upon exercise of the Option would have the same terms as the other Series A preferred stock.

        We can also require the option holders to exercise the Option, in whole and not in part, and to purchase the underlying 21,000 shares of our Series A preferred stock, if the closing price per share of our common stock exceeds the conversion price of the Series A preferred stock on each trading day for 45 consecutive trading days ending on or before August 19, 2002. As of the date of this prospectus, the conversion price was $9.375. The conversion price is subject to adjustment to protect against dilution.

        Our right to require the option holders to exercise the Option and to purchase the underlying 21,000 shares of our Series A preferred stock is subject to the satisfaction or waiver of certain customary closing conditions. We will also not be allowed to require exercise of the Option, unless:

  •
  our common stock has been validly listed for trading on a national securities exchange or quoted on a nationally recognized quotation system during the relevant 45-day period described above and as of the date of the exercise;

  •
  the average daily trading volume in our common stock during the relevant 45-day period described above is at least 60% of the average daily trading volume in our common stock for the 180 day period ending on July 19, 1999; and

  •
  as of the date of the exercise, the registration statement, of which this prospectus is a part, is effective under the Securities Act and is available for use in connection with the offer and sale of Series A preferred stock and common stock in accordance with the registration rights agreement.

        The terms of the Option are set forth in the investment agreement which was filed as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF THE SERIES A DEBENTURES

        The following summarizes certain terms and provisions of the Series A debentures. This summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the Series A Debentures Indenture. The form of the Series A Debentures Indenture, which will be governed by the Trust Indenture Act of 1939, and the form of the Series A debentures, are exhibits to the registration statement of which this prospectus is a part.

GENERAL

        Under certain circumstances, we may exchange our Series A Junior Subordinated Convertible Debentures due December 15, 2009 for all (but not less than all) of the outstanding shares of Series A preferred stock. For a description of these circumstances, see the section of this prospectus called "Description of the Series A Preferred Stock—Exchange."

        If we elect to exchange Series A debentures for the outstanding Series A preferred stock, we will issue the Series A debentures pursuant to an indenture to be entered into between us and a trustee to be selected by us prior to such exchange, the Series A debentures indenture (as defined), which trustee would qualify at the time of such designation as a trustee under the Trust Indenture Act of 1939.

        The Series A debentures would be subordinated to our senior indebtedness and effectively subordinated to the obligations of our subsidiaries. A description of this subordination is set forth in the subsection below called "—Subordination" and a discussion of the effect of subordination is set forth in the section of this prospectus called "Risk Factors."

PRINCIPAL

        Upon an exchange of Series A preferred stock for Series A debentures, holders of the Series A preferred stock to be exchanged will be entitled to receive Series A debentures with a principal amount equal to $1,000 in exchange for each share of Series A preferred stock exchanged.

MATURITY

        The Series A debentures will mature on December 15, 2009. We are not permitted to redeem the Series A debentures prior to their maturity date.

INTEREST

        The Series A debentures will bear interest at a rate of 6.50% per year.

  INTEREST PAYMENT DATES

        Interest is payable quarterly in arrears on the last day of March, June, September and December of each year, or if any such date is not a business day, then on the preceding business day. Interest accrues on the Series A debentures from the date of issuance on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which the interest is payable.

RIGHT NOT TO MAKE INTEREST PAYMENTS WHEN FIRST DUE

        We may elect not to make any payment of interest on the Series A debentures when due on an interest payment date (other than an interest payment due on the repayment of principal, redemption or repurchase of Series A debentures or on our liquidation, dissolution or winding up). Any amount of interest not paid, which we sometimes refer to as an arrearage, will accrue interest at a rate of 6.50% per year. Arrearages and the interest payable on any arrearage may be paid at any time, in whole or in part, without reference to regular interest payment dates, to registered holders of the Series A debentures on a record date fixed by our board of directors. The record date in respect of an arrearage payment must be at least 10 days prior to the corresponding payment date.

        If less than the total amount of interest due on all outstanding Series A debentures is paid, then the amount paid will be allocated pro rata on the basis of the principal amount outstanding of each Series A debenture.

PAYMENT IN COMMON STOCK

        We have the right to issue shares of our common stock to pay interest on the Series A debentures. We may issue shares of common stock in payment of interest on the first date it is due. We may issue shares of common stock in payment of an arrearage at any time before December 15, 2001. After that date, we may not issue shares of common stock in payment of arrearages.

        For the purpose of determining the number of common shares to be paid, the value of a share of common stock used to pay interest on the Series A debentures will be equal to the average of the closing prices per share of common stock for the twenty consecutive trading days ending on the second trading day prior to the relevant dividend payment date (subject to adjustment if an adjustment to the conversion price takes effect during the period used to compute such average).

        We may not issue shares of common stock in payment of interest unless:

  •
  the common stock is listed for trading on a national securities exchange or quoted on a nationally recognized quotation system;

  •
  the shares of common stock to be issued have been duly authorized and when issued in connection with such payment, will be validly issued, fully paid and non-assessable;

  •
  the issuance of the shares of common stock will not: (a) violate any provision of our certificate of incorporation or our bylaws; (b) give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any person; (c) constitute a default under or give rise to a right to put or to compel a tender offer for our outstanding securities or require any consent, waiver or approval under, any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, regulatory approval, contract or any other agreement, instrument or obligation to which we are a party or by which we are bound; (d) result in the creation or imposition of any lien upon any of our assets or (e) violate any law applicable to us;

  •
  no uncured default or event of default has occurred and is continuing (or will occur as a result of the issuance of shares of common stock in satisfaction of such payment) under any agreement or instrument evidencing our indebtedness, the outstanding principal amount of which is in excess of $10,000,000, and as a result of such default or event of default holders of the indebtedness have accelerated or have the right to accelerate the maturity of the indebtedness;

  •
  we have not been notified that a breach of the investment agreement or the terms of the Series A debentures has occurred and is continuing;

  •
  (a) in the case of an interest payment made on the date originally due, the average of the closing prices per share of common stock for the 20 consecutive trading days ending on the second trading day prior to the relevant payment date is at least 40% of the conversion price for the Series A debentures, and (b) in the case of a payment made in respect of a missed interest payment, the average of the closing prices per share of our common stock for the 20 consecutive trading days ending on the second trading day prior to the relevant interest payment date is at least 60% of the conversion price for the Series A debentures;

  •
  (a) in the case of an interest payment made on the date originally due, the average daily trading volume in the common stock during the 20 consecutive trading days ending on the second trading day prior to the relevant interest payment date is at least 50% of the average daily trading volume in the common stock for the 180-day period ending on July 19, 1999, and (b) in the case of a payment made in respect of a missed interest payment, the average daily trading volume in the common stock during the 20 consecutive trading days ending on the second trading day prior to the relevant interest payment date is at least 67% of the average daily trading volume in the common stock for the 180-day period ending on July 19, 1999;

  •
  the issuance of shares of common stock in satisfaction of the payment does not require the approval or affirmative vote of the holders of any class or series of our equity securities; and

  •
  as of the relevant interest payment date, the registration statement of which this prospectus is part is effective under the Securities Act and is available for use in connection with the offer and sale of such shares of common stock by the holders of Series A debentures that have such right under the registration rights agreement (unless suspension of the registration statement's effectiveness is permitted under the registration rights agreement).

SUBORDINATION

        The Series A debentures will be unsecured subordinated indebtedness. They will be subordinated in right of payment to all of our existing and future senior indebtedness, whether such senior indebtedness is secured or unsecured. As of March 31, 2002, the aggregate amount of our outstanding senior indebtedness was approximately $1.0 billion (exclusive of unused commitments). Payment from any money or proceeds of obligations of the United States government held in any defeasance trust described under "Defeasance and Discharge of the Indenture and the Series A Debentures" below is not subordinated to any senior indebtedness or subject to the restrictions described in this summary.

        Currently, substantially all of our operations are conducted through our subsidiaries. Claims of creditors of our subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of our subsidiaries generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the Series A debentures. The indebtedness outstanding under our Credit Agreement is secured indebtedness and is guaranteed by substantially all of our subsidiaries. The Series A debentures, therefore, will be effectively subordinated to creditors (including the lenders under our Credit Agreement and trade creditors) and preferred stockholders (if any) of our subsidiaries. At March 31, 2002, the total liabilities of our subsidiaries (excluding subsidiary guarantees of amounts outstanding under our Credit Agreement) were approximately $320.9 million.

        Upon any distribution to creditors upon any liquidation, dissolution, winding up, bankruptcy, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities, insolvency, receivership or similar proceedings relating to us, the holders of senior indebtedness will be entitled to receive payment in full of all obligations with respect to the senior indebtedness before the holders of Series A debentures receive any direct or indirect payment on account of principal of, premium, if any, or interest on the Series A debentures.

        We may not pay principal of or interest on the Series A debentures or make any deposit pursuant to the provisions described under "Defeasance and Discharge of the Indenture and the Series A Debentures" below and we may not otherwise purchase, redeem or otherwise retire any Series A debentures if (i) any senior indebtedness is not paid when due or (ii) any other default on senior indebtedness occurs which results in the maturity of the senior indebtedness being accelerated unless, (a) the default has been cured or waived or the acceleration has been rescinded or the senior indebtedness has been paid in full, or (b) we and the Series A debenture trustee receive written notice approving such payment from the representative of the senior indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any senior indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect acceleration) or the expiration of any applicable grace periods, we may not pay the Series A debentures for a period commencing on the Series A debentures trustee's receipt of written notice of the default from the representative of the senior indebtedness specifying an election to prohibit us from paying the Series A debentures for a period ending 179 days after the date of the notice. The representative may terminate the prohibition by written notice to the Series A debentures trustee and us. We may terminate the prohibition by repaying the senior indebtedness in full or by curing the default that gave rise to the prohibition. We may resume making payments on the Series A debentures after the end of such a prohibition unless

  •
  any senior indebtedness has not been paid when due;

  •
  any other default has occurred on senior indebtedness that results in the maturity of the senior indebtedness being accelerated; or

  •
  the holders of the senior indebtedness that issued the notice prohibiting us from making payments on the Series A debentures or their representative have accelerated the maturity of the senior indebtedness.

        We may not be prohibited from making payments on the Series A debentures more than once in any consecutive 360-day period, irrespective of the number of defaults that may exist or occur during the period, except that if the notice prohibiting us from making payments on the Series A debentures was delivered by holders of senior indebtedness other than the lenders under our Credit Agreement, the lenders under our Credit Agreement may again prohibit us from making payments in the same 360-day period. However, in no event may the total number of days during which we are prohibited from making payments on the Series A debentures exceed 179 days in the aggregate during any 360 consecutive day period. The holders of any senior indebtedness may not make any default or event of default on their senior indebtedness that existed on the date that they first prohibited us from making payments on the Series A debentures the basis for again prohibiting us from making payments on the Series A debentures whether or not within a period of 360 consecutive days, unless the default or event of default was cured or waived for a period of not less than 90 consecutive days.

        When we refer to "senior indebtedness" we mean the principal of and premium, if any, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate—including any rate applicable upon any default or event of default, to the extent lawful—specified in any document evidencing the senior indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) and other amounts (including, but not limited to, fees, expenses, reimbursement obligations in respect of letters of credit and indemnities) due or payable from time to time on or in connection with any of our indebtedness whether outstanding on the date the Series A debentures are issued or thereafter incurred, unless the instrument creating any particular indebtedness expressly provides that such indebtedness is not senior in right of payment to the Series A debentures. Senior indebtedness includes obligations under the Credit Agreement, Senior Notes and Senior Subordinated Notes. Senior indebtedness does not include, however, (a) any of our indebtedness to any of our subsidiaries or other affiliates, (b) any indebtedness incurred after the date the Series A debentures are issued that is contractually subordinated in right of payment to any senior indebtedness, (c) amounts owed (except to banks and other financial institutions) for goods, materials or services purchased in the ordinary course of business or for compensation to employees, (d) any liability for federal, state, local or other taxes owed or owing by us, or (e) any obligations with respect to any of our capital stock.

CONVERSION INTO COMMON STOCK

        The Series A debentures may be converted into shares of common stock in the following ways:

  •
  Optional Conversion—Before the date of mandatory redemption, holders of the Series A debentures may elect to convert any or all of their Series A debentures into common stock.

  •
  Mandatory Conversion—We have the right to require that any or all of the Series A debentures be converted into shares of common stock if (i) the average closing price per share of common stock exceeds 200% of the conversion price for 180 consecutive calendar days ending no earlier than December 15, 2000 and no later than December 15, 2001, and for the last two-calendar weeks of such 180 consecutive calendar days, or (ii) the average closing price per share of common stock exceeds 200% of the conversion price for 45 consecutive trading days and for the last two-calendar weeks of such 45 consecutive trading days, ending no earlier than December 15, 2001.

        We will not be allowed to mandatorily convert the Series A debentures unless:

    •
    our common stock has been validly listed for trading on a national securities exchange or quoted on a nationally recognized quotation system during the relevant period described above and as of the date of the exchange;

    •
    the average daily trading volume in our common stock during the relevant periods described above is at least 50% of the average daily trading volume in our common stock for the 180 day period ending on July 19, 1999; and

    •
    as of the date of the exchange, the registration statement, of which this prospectus is a part, is effective under the Securities Act and is available for use in connection with the offer and sale of the common stock in accordance with the registration rights agreement (unless suspension of the registration statement's effectiveness is permitted under the registration rights agreement).

        In connection with either type of conversion, the Series A debentures will be converted into the number of shares of common stock calculated by dividing (a) the sum of (i) the principal amount of the Series A debentures being converted, plus (ii) all unpaid interest accrued on the Series A debentures to be converted to the conversion date, by (b) the conversion price.

        As of the date of this prospectus, the conversion price was $9.375. The conversion price of the Series A debentures is subject to adjustment to protect holders against dilution in the event of a stock split, reclassification of capital stock, merger, consolidation, recapitalization or other transaction that results in the conversion of our common stock into other securities, property or cash.

REDEMPTION ON CHANGE OF CONTROL

        If a "change of control" occurs, holders of Series A debentures may require us to redeem any or all of their Series A debentures for cash in an amount equal to the sum of (a) 101% of the principal amount of the Series A debentures to be redeemed, and (b) all unpaid interest accrued on the Series A debentures to be redeemed to the date of actual payment of the redemption price.

        Each holder of Series A debentures is deemed to have acknowledged and agreed that (a) the holder's right to receive payment of the change of control redemption price is subject and subordinated in right of payment to the payment in full and discharge of all amounts of principal, interest and fees (however denominated) then outstanding under our Credit Agreement, our Senior Notes and our Senior Subordinated Notes (and any replacements or refinancings thereof) and (b) until payment in full of all such amounts (however denominated) under our Credit Agreement, our Senior Notes and our Senior Subordinated Notes (and any replacements or refinancings thereof) has been made in cash, we are prohibited from making any payment, whether directly or indirectly, by exercise of any right of set-off or otherwise, of the change of control redemption price. If a holder of Series A debentures receives any prohibited payment of the change of control redemption price, he or she must hold the payment in trust for the benefit of the lenders under our Credit Agreement, Senior Notes and Senior Subordinated Notes. In addition, certain restrictive covenants in our Credit Agreement, Senior Notes Indenture and Senior Subordinated Notes Indenture (and any replacements or refinancings thereof) may prohibit us from redeeming the Series A debentures upon a change of control. See the section of this prospectus called "Description of Other Indebtedness." If a change of control occurs, we are required to pay all amounts outstanding under our Credit Agreement, Senior Notes and Senior Subordinated Notes (and any replacements or refinancings thereof) to the extent necessary to permit us to pay the change of control redemption price. However, at the time a change of control occurs, we may not have the necessary resources to pay all amounts outstanding under the Credit Agreement, the Senior Notes and the Senior Subordinated Notes (and any replacements or refinancings thereof), and in such case we may not be able to pay the change of control redemption price.

        A "change of control" means the time that any of the following occurs:

        (1)  any person or group of persons acquires direct or indirect ownership of more than 35% of the voting power of our outstanding equity securities unless that person or group of persons owned 5% of our equity securities as of February 12, 1998;

        (2)  a majority of the seats on our board of directors is held by persons neither nominated nor appointed by our board of directors;

        (3)  any change of control occurs under any indenture or other agreement for indebtedness for borrowed money with an aggregate principal amount in excess of $10,000,000 outstanding and to which we or certain of our subsidiaries is a party; or

        (4)  a change in control occurs: under our Credit Agreement, while at least $10.0 million in principal amount of our Senior Notes are outstanding, the Senior Notes Indenture, or while at least $10.0 million in principal amount of our Senior Subordinated Notes are outstanding, the Senior Subordinated Notes Indenture; provided, however, that no event described above will constitute a "change of control" if such event resulted directly from any action taken by TPG Magellan LLC or any of its affiliates.

REDEMPTION PROCEDURES

        We are required to send notice of any change of control to the holders of the Series A debentures not more than five days following a change of control. This notice will describe the transaction constituting such change of control and will set forth:

  •
  each holder's right to require us to redeem any or all Series A debentures held by him or her out of legally available funds;

  •
  the redemption date, which will not be less than 30 nor more than 45 days from the date of the change of control notice; and

  •
  the procedures to be followed by holders in exercising their right to have their Series A debentures redeemed.

        If Series A debentures are owned by more than 50 holders or groups of affiliated holders and if the Series A debentures are listed on any national securities exchange or quoted on any national quotation system, we also are required to give notice of a change of control by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, within 30 days following the change of control. Our failure to give a notice of a change of control, or the formal insufficiency of any notice, will not prejudice the rights of holders of Series A debentures to have us redeem their Series A debentures.

        If a holder of Series A debentures elects to require us to redeem his or her Series A debentures following a change of control, the holder must deliver a written notice to us, in the form specified by us, if we did in fact give notice of a change of control as required, stating that the holder wants us to redeem his or her Series A debentures, and specifying the principal amount of Series A debentures to be redeemed. This notice must be delivered prior to the redemption date set forth in the notice of a change of control, or, if the notice of a change of control is not given, at any time following the last day we were required to give the notice of a change of control. If we do not give the required notice, the redemption date for any holder that elects to redeem Series A debentures will be the date that is the later of (a) 45 days following the last day we were required to give the notice of change of control and (b) 30 days following the delivery of a notice of election by that holder. If the Series A debentures are owned by 50 or fewer holders or groups of affiliated holders, the holders or groups of holders of that series may deliver a notice or an election to redeem at any time within 90 days following the occurrence of a change of control without awaiting receipt of a notice of a change of control or the expiration of the time allowed for the delivery of a notice of a change of control.

DEPOSIT OF FUNDS

        On or prior to the redemption date following a change of control, we are required to deposit with the Series A debentures trustee, in trust for the benefit of the holders of the Series A debentures to be redeemed, an amount of cash that is sufficient to complete the redemption. This deposit will constitute full payment to the holders. After the date we make this deposit, all rights of the holders with respect to the Series A debentures that are to be redeemed, except the right to receive the redemption price upon the surrender of their respective certificates, will cease and terminate.

        If the holders of any Series A debentures called for redemption do not claim the cash deposited for redemption within two years after the deposit, the Series A debentures trustee will pay the balance to us. Upon this payment, the Series A debentures trustee will be relieved of all responsibility to holders and the sole right of holders, with respect to Series A debentures to be redeemed, will be to receive the redemption price as our general creditors. Any interest accrued on the deposited funds will belong to us and will be paid to us from time to time on demand.

VOTING RIGHTS

        The holders of the Series A debentures will have the right to vote on all matters voted on by holders of common stock. The holders of the Series A debentures vote together with the holders of common stock as a single class. With respect to any such vote, each Series A debenture will entitle its holder to a number of votes equal to the number of shares of common stock into which the Series A debenture is convertible on the record date of the vote.

        If on any date:

        (1)  interest payable on Series A debentures have not been paid in full when required; or

        (2)  we fail to satisfy our obligation to redeem Series A debentures following a change of control or to pay the Series A debentures at maturity,

then the holders of a majority in principal amount of the outstanding Series A debentures will have the exclusive right, voting together as a single class, to designate two directors on our board of directors. If we exercise our right to elect not to make any interest payment when due on an interest payment date, this will not give the holders of Series A debentures the right to designate any directors.

        If the initial purchasers, certain assignees of the initial purchasers and their respective affiliates own a majority in principal amount of the outstanding Series A debentures, and (a) any default or event of default under any instrument or agreement evidencing our indebtedness or indebtedness of any of our subsidiaries in an outstanding principal amount of more than $10,000,000 has resulted in the acceleration of the indebtedness or has given the holders of the indebtedness the right to accelerate the indebtedness, and (b) such default or event of default is not cured or waived within 75 days, the holders of a majority of the outstanding Series A preferred stock then held by the initial purchasers, certain assignees of the initial purchasers and their respective affiliates voting together as a single class shall have the right to designate a majority of the members of the board of directors.

        Without the approval of the holders of at least 67% in principal amount of the outstanding Series A debentures, voting separately as a class, we may not:

        (1)  authorize, create or issue, or increase the authorized amount of, any equity securities that rank senior to our Series A preferred stock for the purpose of receiving dividends or distributions upon our liquidation, dissolution or winding-up;

        (2)  authorize, create or issue, or increase the authorized amount of, any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, that is mandatorily redeemable or redeemable at the option of the holder at any time on or prior to December 15, 2009, whether or not redemption may occur only upon the occurrence of a specified event;

        (3)  amend, alter or repeal any provision of our certificate of incorporation or our bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series A debentures so as to affect them adversely; or

        (4)  authorize or take any other action if such action alters or changes any of the rights of the Series A debentures in any respect or otherwise would be inconsistent with the provisions of the debenture indenture and the holders of the Series A debentures are entitled to vote on that action.

RESTRICTION ON DIVIDENDS

        As long as any Series A debentures are outstanding, our board of directors:

  •
  will not declare, and we will not pay or set apart for payment, any dividend on any of our equity securities (excluding any equity security that was senior in right of payment of dividends to the Series A preferred stock at the time the Series A preferred stock was exchanged for Series A debentures);

  •
  will not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any such equity securities or any warrants, rights or options exercisable for or convertible into any such equity securities, other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible into or exchangeable for such equity securities;

  •
  will not make any distribution in respect of such equity securities, either directly or indirectly, and whether in cash, obligations, shares or other property (other than distributions or dividends in such equity securities to the holders of such equity securities); and

  •
  will not permit any corporation or other entity directly or indirectly controlled by us to purchase or redeem any such equity securities or any warrants, rights, calls or options exercisable for or convertible into any such equity securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible into or exchangeable for any such equity securities), unless before or at the time we take the relevant action, all accumulated interest on the Series A debentures, including arrearages, have been paid.

        The following actions are not prohibited by the restrictions described above:

        (1)  the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of any Series A debentures if required by their terms; or

        (2)  the acquisition, repurchase, exchange, conversion, redemption or other retirement for value by us of any securities that rank junior in right of payment to the Series A debentures in accordance with any obligation in existence on December 15, 1999.

EVENTS OF DEFAULT AND REMEDIES

        Each of the following is an "event of default":

  •
  we default in payment when due of principal of the Series A debentures, whether at stated maturity, or upon acceleration, redemption or otherwise, whether or not such payment is prohibited by provisions described under "—Subordination" above;

  •
  we fail to comply with any of our agreements in the Series A debentures indenture or the Series A debentures and our failure continues for 30 days after receipt of a written notice from the Series A debentures trustee or holders of at least 25% of the aggregate principal amount of the Series A debentures then outstanding specifying such default and requiring that it be remedied; or

  •
  we default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our indebtedness (or the payment of which is guaranteed by us), which default results from the failure to pay any such indebtedness at its stated final maturity or results in the acceleration of such indebtedness prior to its stated final maturity, and the principal amount of such indebtedness is at least $20 million, or the principal amount of such indebtedness, together with the principal amount of any other such indebtedness the maturity of which has been accelerated, aggregates $35 million or more;

  •
  certain events of bankruptcy or insolvency occur with respect to us.

        If an event of default occurs and is continuing and if it is known to the Series A debentures trustee, the Series A debentures trustee shall mail to each holder of the Series A debentures notice of the event of default within 90 days after it becomes known to the Series A debentures trustee, unless such event of default has been cured or waived. Except in the case of an event of default in the payment of principal of or interest on any Series A debenture, the Series A debentures trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Series A debentures.

        If an event of default (other than an event of default resulting from bankruptcy, insolvency or reorganization) occurs and is continuing, the Series A debentures trustee or the holders of at least 25% of the principal amount of the Series A debentures then outstanding, by written notice to us (and to the Series A debentures trustee if such notice is given by such holders), may, and the Series A debentures trustee at the request of such holders shall, declare all unpaid principal of and accrued interest on such Series A debentures to be due and payable immediately. Upon a declaration of acceleration, the principal, premium and accrued interest on the Series A debentures shall be due and payable. If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, all unpaid principal of and accrued interest on the Series A debentures then outstanding will automatically become and be immediately due and payable without any declaration or other act on our part or on the part of the Series A debentures trustee or any holder. If all events of default have been cured or waived, except for an event of default related to non-payment of principal and interest that has become due solely because of acceleration, the holders of a majority of the aggregate principal amount of the Series A debentures outstanding (or the initial purchasers and their affiliates, so long as they own 20% of the aggregate principal amount of the outstanding Series A debentures) by notice to the Series A debentures trustee may rescind an acceleration and its consequences. The holders of a majority of the aggregate principal amount of the outstanding Series A debentures (or the initial purchasers and their affiliates, so long as they own 20% of the aggregate principal amount of the outstanding Series A debentures) by notice to the Series A debentures trustee may waive an existing default or event of default and its consequences, except a default in the payment of principal of or interest on the Series A debentures or a default under a provision which requires the consent of all holders of Series A debentures to amend the Series A debentures indenture or Series A debentures. When a default or event of default is waived, it is cured and ceases to exist, but no waiver extends to any subsequent or other default or impairs any consequent right. A holder of Series A debentures may not pursue any remedy with respect to the Series A debentures indenture or the Series A debentures unless: (i) the holder gives to the Series A debentures trustee written notice of a continuing event of default; (ii) the holders of at least 25% in principal amount of the Series A debentures outstanding (or the initial purchasers and their affiliates, so long as they own 20% of the aggregate principal amount of the outstanding Series A debentures) make a written request to the Series A debentures trustee to pursue the remedy; (iii) such holder offers the Series A debentures trustee reasonable indemnity or security satisfactory to the Series A debentures trustee against any loss, liability or expense; (iv) the Series A debentures trustee does not comply with the request within 30 days after receipt thereof and the offer of indemnity or security; and (v) during such 30-day period the holders of a majority of the aggregate principal amount of the outstanding Series A debentures (or the initial purchasers and their affiliates, so long as they own 20% of the aggregate principal amount of the outstanding Series A debentures) do not give the Series A debentures trustee a direction which is inconsistent with the request.

        We are required to deliver to the Series A debentures trustee annually a statement regarding compliance with the Series A debentures indenture. Furthermore, we are required, upon becoming aware of any default or event of default, to deliver a statement to the Series A debentures trustee specifying such default or event of default.

DEFEASANCE AND DISCHARGE OF THE INDENTURE AND THE SERIES A DEBENTURES

        We may at any time, elect to have our obligations discharged with respect to the outstanding Series A debentures ("legal defeasance"). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Series A debentures, except for (i) the rights of holders of outstanding Series A debentures to receive solely out of the trust described below payments in respect of the principal of and interest on the Series A debentures when such payments are due, (ii) the rights of holders to convert Series A debentures into common stock, (iii) our obligations concerning registration of Series A debentures, replacing mutilated, destroyed, lost or stolen Series A debentures and the maintenance of an office or agency for payment and money for payments held in trust, (iv) the rights, powers, trusts, duties and immunities of the Series A debentures trustee, and (v) the defeasance provisions of the Series A debentures indenture.

        We may at any time elect to have our obligation to deliver compliance certificates, redeem Series A debentures following a change of control and take actions requested by the Series A debentures trustee to carry out the purposes of the Series A debentures indenture and the restrictions on our ability to pay dividends discharged with respect to the outstanding Series A debentures ("covenant defeasance"). Such covenant defeasance means that, with respect to the outstanding Series A debentures, we may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such provisions and such omission to comply will not constitute a default or an event of default.

        In order to exercise defeasance, (i) we must irrevocably deposit with the Series A debentures trustee, in trust, for the benefit of the holders of the Series A debentures, cash in U.S. dollars, U.S. government obligations, or a combination of cash and U.S. government obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Series A debentures on the stated maturity of the principal or installment of interest or upon redemption; (ii) we must deliver to the Series A debentures trustee an opinion of counsel stating that the holders of the outstanding Series A debentures will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred; (iii) no default or event of default shall have occurred and be continuing on the date of such deposit; and (iv) the defeasance will not result in a breach or violation of or constitute a default under any material agreement or instrument to which we are a party or by which we are bound.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

        None of our directors, officers, employees or stockholders will have any liability for any of our obligations under the Series A debentures or the Series A debentures indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Series A debentures by accepting the Series A debentures waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series A debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

TRANSFER AND EXCHANGE

        A holder may transfer or exchange Series A debentures in accordance with the Series A debentures indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Series A debentures indenture. The registrar is not required to register a transfer or exchange of any Series A debentures selected for redemption except for the unredeemed portion of any Series A debenture being redeemed in part. Also, the registrar is not required to register a transfer or exchange of any Series A debenture for a period of 15 days before the mailing of a notice of redemption offer. The registered holder of a Series A debenture will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

        Subject to certain exceptions, the Series A debentures indenture or the Series A debentures may be amended or supplemented with the consent of the holders of a majority of the aggregate principal amount of the Series A debentures then outstanding, and any existing default or compliance with any provision may be waived (other than a continuing default or event of default in the payment of principal or interest on any Series A debenture) with the consent of the holders of a majority of the aggregate principal amount of the then outstanding Series A debentures.

        Without the consent of each holder affected, an amendment may not (i) reduce the percentage of principal amount of the Series A debentures whose holders must consent to an amendment, supplement or waiver, (ii) change the stated maturity or the time or currency of payment of the principal of or any interest on, or reduce the rate of interest on or principal of payable on any Series A debentures or alter the redemption provisions of the Series A debentures indenture, (iii) make any change in the subordination provisions of the Series A debentures indenture that adversely affects the rights of any holder of the Series A debentures, (iv) impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder's Series A debenture, (v) waive a default in the payment of the principal of or interest on any Series A debenture, (vi) make any change to the conversion provisions of the Series A debentures indenture or the provisions of the Series A debentures indenture regarding the control of the exercise of remedies or the right of a holder to bring suit against us if we fail to pay the Series A debentures, or (vii) make any change in the provision of the Series A debentures indenture containing the terms described in this paragraph.

        Notwithstanding the foregoing, without the consent of any holder of the Series A debentures, we and the Series A debentures trustee may amend or supplement the Series A debentures indenture or the Series A debentures to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the rights of any holder of the Series A debentures, or to comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the Series A debentures indenture or the Series A debentures trustee under the Trust Indenture Act.

CONCERNING THE TRUSTEE

        The Series A debentures indenture contains certain limitations on the rights of the Series A debentures trustee, should it become our creditor, to obtain payment of claims, or to realize on property received in respect of any such claim as security or otherwise. The Series A debentures trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or apply to the Securities and Exchange Commission for permission to continue or resign.

        The holders of a majority of the aggregate principal amount of the then outstanding Series A debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Series A debentures trustee, subject to certain exceptions. The Series A debentures indenture provides that in case an event of default shall occur (which shall not be cured), the Series A debentures trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent person under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the Series A debentures trustee will be under no obligation to exercise any of its rights or powers under the Series A debentures indenture at the request of any of the holders of the Series A debentures, unless they shall have offered to the Series A debentures trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

        The Series A debentures indenture provides that it and the Series A debentures will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

DESCRIPTION OF OTHER INDEBTEDNESS

        The following summarizes the principal terms and conditions of our Credit Agreement, our Senior Notes Indenture and our Senior Subordinated Notes Indenture. The description below does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, the Senior Notes Indenture and the Senior Subordinated Notes Indenture, which are incorporated by reference into the registration statement of which this prospectus is a part.

        As of March 31, 2002, the aggregate scheduled maturities of long-term debt and capital lease obligations, excluding amounts due under the Revolving Facility, during the last two quarters of fiscal year 2002 and the four fiscal years and beyond were as set forth in the following table (in millions):

Year	Payment Amount
2002	$2.3
2003	17.9
2004	49.7
2005	44.4
2006	9.8
2007 and beyond	881.4

        The Senior Subordinated Notes, which are carried at cost, had a fair value of approximately $421 million at September 30, 2000, $571 million at September 30, 2001 and $472 million at March 31, 2002 based on market quotes. The Senior Notes, also carried at cost, had a fair value of approximately $254 million at September 30, 2001 and $243 million at March 31, 2002 based on market quotes. Our remaining debt is also carried at cost, which approximates fair market value.

Senior Credit Facilities

        The Credit Agreement provides for a Term Loan Facility (the "Term Loan Facility") in an original aggregate principal amount of $550 million, consisting of an approximately $183.3 million Tranche A Term Loan (the "Tranche A Term Loan"), an approximately $183.3 million Tranche B Term Loan (the "Tranche B Term Loan") and an approximately $183.4 million Tranche C Term Loan (the "Tranche C Term Loan"), and a Revolving Facility providing for revolving loans to the Company and the "Subsidiary Borrowers" (as defined therein) and the issuance of letters of credit for the account of the Company and the account of the Subsidiary Borrowers in an aggregate principal amount (including the aggregate stated amount of letters of credit) of $150.0 million. Letters of credit outstanding were $47.3 million at March 31, 2002.

        The Revolving Facility (as defined) matures on February 12, 2004. The Tranche A Term Loan was repaid in full with proceeds from issuance of the Senior Notes in fiscal 2001 (see below). The Tranche B Term Loan matures on February 12, 2005 and the Tranche C Term Loan matures on February 12, 2006. On May 31, 2001, the Company completed a private debt offering of $250 million in aggregate principal amount of senior unsecured notes (the "Senior Notes"). The Senior Notes have a coupon rate of 9.375% and mature in November 2007. Giving effect to the issuance of the Senior Notes and the use of the gross proceeds to make prepayments on the Term Loan Facility in the aggregate amount of $250.0 million, and scheduled repayments on the Term Loan Facility since the issuance of the Senior Notes, the aggregate amount outstanding under the Tranche A Term Loan, the Tranche B Term Loan and the Tranche C Term Loan was $0, $59.2 million and $59.2 million, respectively, as of March 31, 2002. Giving effect to the issuance of the Senior Notes and such use of proceeds, and scheduled repayments on the Term Loan Facility since the issuance of the Senior Notes, the Tranche B Term Loan will amortize in quarterly installments aggregating to approximately $0.4 million for the last two quarters of 2002, approximately $14.0 million in 2003, approximately $34.8 million in 2004 and approximately $10.0 million in 2005, and the Tranche C Term Loan will amortize in quarterly installments in each fiscal year aggregating to approximately $0.4 million for the last two quarters of 2002, approximately $0.7 million in 2003, approximately $14.0 million in 2004, approximately $34.3 million in 2005 and approximately $9.8 million in 2006. In addition, the Revolving Facility and Term Loan Facility are subject to mandatory prepayment and reductions (to be applied first to the Term Loan Facility) in an amount equal to (a) a range of between 25% and 75%, depending on our leverage ratio, of the net proceeds of certain offerings of equity securities by us or any of our subsidiaries, (b) 50% for the sale of certain identified non-core assets and 100% of the net proceeds of certain other asset sales or other dispositions of our property and our subsidiaries, (c) a range of between 25% and 75%, depending on our leverage ratio, of our excess cash flow (as defined) beginning September 30, 2001 and (d) 100% of the net proceeds of certain debt issues by us or any of our subsidiaries in each case subject to certain limited exceptions.

        The Credit Agreement contains a number of covenants which restrict the manner in which we may conduct our business. The Credit Agreement:

  •
  limits our ability to dispose of assets, and requires us to apply the proceeds of certain asset dispositions allowed under the Credit Agreement to repay the Term Loans or the Revolving Credit Facility;

  •
  limits our and our subsidiaries' ability to incur or guarantee additional indebtedness by, among other things, placing limits on the amounts of unsecured indebtedness, secured indebtedness, extensions of credit in the regular course of business and refinancing indebtedness we and our subsidiaries can incur;

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  limits our ability to prepay subordinated indebtedness or amend other debt instruments;

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  limits our ability to pay dividends, except in certain situations which include dividends paid by any of our guarantors on a pro rata basis and certain dividends paid by our subsidiaries;

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  limits our ability to create liens on assets, except in certain situations which include tax liens, insurance liens and liens entered into in the ordinary course of business;

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  limits our ability to make investments or loans or advances other than those explicitly enumerated in the agreement;

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  limits our ability to redeem or repurchase common stock, except in certain situations which include stock repurchases pursuant to employee benefit plans;

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  limits our ability to make acquisitions other than certain permitted acquisitions;

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  limits our ability to engage in mergers or consolidations unless various conditions are met, including that we be the surviving entity in any consolidation and that we, our guarantors or our wholly owned domestic subsidiaries be the only entities receiving consideration for such consolidation;

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  requires us and our subsidiaries to engage only in business activities reasonably related to the health care business;

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  limits our ability to permit restrictions on our subsidiaries' ability to pay us dividends;

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  requires us to limit our transactions with affiliates to those transactions entered into in the ordinary course of business at prices and on terms not less favorable than those obtainable in a usual arms-length transaction;

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  limits our capital expenditures for each fiscal year to a certain dollar amount;

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  requires us to maintain certain levels of insurance, furnish certain financial statements, notices of pending litigation and other reports to the lenders under the Credit Agreement and comply with environmental and employment regulations; and

  •
  requires us to cause certain subsidiaries organized or acquired subsequent to the closing of the Credit Agreement to become a party to certain guarantee agreements, indemnity, subrogation and contribution agreements, pledge agreements and security agreements.

        In addition, the Credit Agreement requires us to comply with specified financial ratios and tests. Under the Credit Agreement:

  •
  we must maintain a minimum interest expense coverage ratio (consolidated EBITDA, as defined in the Credit Agreement, for the preceding four fiscal quarters divided by consolidated interest expense for such period) of 1.85:1.00 at March 31, 2002 increasing to 2.75:1.00 after April 1, 2005;

  •
  we must maintain a maximum leverage ratio (consolidated debt to consolidated EBITDA as defined in the Credit Agreement for the preceding four fiscal quarters) of 5.25:1.00 at March 31, 2002 decreasing to 3.50:1.00 after April 1, 2005; and

  •
  we must maintain a maximum senior debt ratio (consolidated senior debt to consolidated EBITDA, as defined in the Credit Agreement for the preceding four fiscal quarters) in a range of 2.50:1.00 at March 31, 2002 decreasing to 2.00:1.00 after April 1, 2003.

        The Credit Agreement, Senior Notes Indenture and Senior Subordinated Notes Indenture restricts our ability to pay cash dividends on or redeem the Series A preferred stock or to redeem the Series A debentures, if we ever issue them. Pursuant to the Credit Agreement, Senior Notes Indenture and Senior Subordinated Notes Indenture, we are prohibited from declaring or paying dividends on, or redeeming, shares of our capital stock, except in limited circumstances. The prohibition applies to the payment of dividends in cash or with property or securities other than shares of our common stock. An exception to the Credit Agreement prohibition permits us to pay dividends on the Series A preferred stock with cash, property or securities if we satisfy the following conditions:

  •
  after paying the dividend, we comply with the interest-expense-coverage, leverage and senior debt ratios imposed by the Credit Agreement;

  •
  on the date we pay the dividend and after giving effect to the payment, we are not in default under the Credit Agreement;

  •
  the total amount we spend during the term of the Credit Agreement for dividends and redemption payments is limited to between $10 and $60 million, depending on the leverage ratios of the Company, minus the amount of any payments made after the issuance of the Senior Notes; and

  •
  after paying the dividend, the total of our cash and cash equivalents plus the amount we are permitted to borrow under the Revolving Facility equals at least $50 million.

        We may choose to pay dividends on Series A preferred stock by issuing shares of common stock, if we satisfy the requirements described in the section of this prospectus called "Description of Series A Preferred Stock—Dividends". We intend to pay dividends by issuing shares of common stock if we satisfy the conditions on our ability to do so. If we are prohibited from paying dividends by the restrictions imposed by the Credit Agreement, the Senior Notes Indenture and/or the Senior Subordinated Notes Indenture, we remain obligated to pay the dividends and the unpaid dividends will accumulate.

        The exception to the Credit Agreement that would permit us to pay dividends on the Series A preferred stock with cash, property or securities would not permit us to redeem the Series A preferred stock or the Series A debentures following a change of control. If a change of control occurs, we may be unable to pay the redemption price without causing a default under our Credit Agreement. In addition, each holder of Series A preferred stock and Series A debentures is deemed to have acknowledged and agreed that (a) the holder's right to receive payment of the change of control redemption price is subject and subordinated in right of payment to the payment in full and discharge of all amounts of principal, interest and fees then outstanding under our Credit Agreement and (b) until payment in full of all such amounts under our Credit Agreement has been made in cash, we are prohibited from making any payment, whether directly or indirectly, by exercise of any right of set-off or otherwise, of the change of control redemption price. If a change of control occurs, we are required to pay all amounts outstanding under our Credit Agreement, Senior Notes and Senior Subordinated Notes, and to pay the redemption price of the Series A preferred stock or the Series A debentures, if they are outstanding. However, at the time a change of control occurs, we may not have the necessary resources to pay all amounts outstanding under the Credit Agreement, the Senior Notes and the Senior Subordinated Notes, and in such case we may not be able to redeem the Series A preferred stock or Series A debentures.

        The interest rates per annum applicable to the loans under the Credit Agreement are fluctuating rates of interest measured by reference, at our election, to either (a) an adjusted London inter-bank offer rate ("LIBOR") plus a borrowing margin or (b) an alternate base rate ("ABR") (equal to the higher of the Chase Manhattan Bank's published prime rate or the Federal Funds effective rate plus 1/2 of 1%) plus a borrowing margin. As of March 31, 2002, the borrowing margins applicable to the loans under the Revolving Facility are 1.75% for ABR loans and 2.75% for LIBOR loans. The borrowing margins are based on our leverage ratio, with maximum borrowing margins for ABR Loans and LIBOR Loans of 2.0% and 3.0%, respectively, and minimum borrowing margins for ABR Loans and LIBOR Loans of 0.75% and 1.75%, respectively. The borrowing margins applicable to the Tranche B Term Loan and the Tranche C Term Loan are currently 2.75% and 3.0%, respectively, for ABR loans and 3.75% and 4.0%, respectively, for LIBOR loans, and are not subject to increase or reduction. Amounts outstanding under the Credit Agreement not paid when due bear interest at a default rate equal to 2.00% above the rates otherwise applicable to each of the loans under the Term Loan Facility and the Revolving Facility.

        The Company's obligations and the obligations of the Bank Guarantors under the Credit Agreement and the related documents are unconditionally and irrevocably guaranteed by, subject to certain exceptions, each of our domestic wholly owned subsidiaries. In addition, the Company's obligations and the obligations of the Bank Guarantors under the Credit Agreement and the related documents are secured by first priority security interests in and pledges of or liens on substantially all the tangible and intangible assets of the Company and the Bank Guarantors and a pledge of substantially all of the capital stock owned by the Company and the Bank Guarantors, subject to certain exceptions.

Senior Subordinated Notes

        The Senior Subordinated Notes are general unsecured senior subordinated obligations of the Company. The Senior Subordinated Notes are limited in aggregate principal amount to $625.0 million and will mature on February 15, 2008. Interest on the Senior Subordinated Notes accrues at the rate of 9.0% per annum and is payable semi-annually on each February 15 and August 15. The Senior Subordinated Notes were originally issued pursuant to an exemption from the registration requirements of the Securities Act and later exchanged for securities which were registered under the Securities Act. Due to a delay in the registration of the Senior Subordinated Notes to be exchanged, we were required to pay liquidated damages to each holder of Senior Subordinated Notes at a rate of $0.192 per week per $1,000 principal amount of Senior Subordinated Notes held by such holder for the period from

July 13, 1998 through November 9, 1998, the date of issuance of the Senior Subordinated Notes to be exchanged.

        The Senior Subordinated Notes may be redeemed at our option, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest, during the twelve-month period beginning on February 15 of the years indicated below:

Year	Redemption Prices
2003	104.5%
2004	103.0%
2005	101.5%
2006 and thereafter	100.0%

        The Senior Subordinated Notes Indenture limits, among other things: (i) the incurrence of additional indebtedness by us and our restricted subsidiaries; (ii) the payment of dividends on, and redemption or repurchase of, our capital stock and the capital stock of our restricted subsidiaries and the redemption of certain of our subordinated obligations; (iii) certain other restricted payments, including investments; (iv) sales of assets; (v) certain transactions with affiliates; (vi) the creation of liens; and (vii) consolidations, mergers and transfers of all or substantially all of our assets. The Senior Subordinated Notes Indenture also prohibits certain restrictions on distributions from restricted subsidiaries. However, all such limitations and prohibitions are subject to certain qualifications and exceptions. For the purposes of the foregoing description of the Senior Subordinated Notes Indenture only, "restricted subsidiaries" refers to each of our subsidiaries, other than any subsidiaries that have been designated as unrestricted subsidiaries under the Senior Subordinated Notes Indenture.

Senior Notes

        The Senior Notes are general unsecured senior obligations of the Company. The Senior Notes are limited in aggregate principal amount to $250.0 million and will mature on November 15, 2007. Interest on the Senior Notes accrues at the rate of 9.375% per annum and is payable semi-annually on each May 15 and November 15 beginning on November 15, 2001. The Senior Notes were issued as unregistered securities and were required to be exchanged for securities registered with the Securities and Exchange Commission by January 25, 2002. We have not registered and/or exchanged the Senior Notes by the required dates and therefore have been subject to penalty interest. Penalty interest is calculated at the rate of $.192 per week per $1,000 principal amount of the Senior Notes, which approximates $48,000 per week, until such time as the Senior Notes are exchanged. During the six months ended March 31, 2002, we have incurred approximately $0.6 million in penalty interest.

        The Senior Notes may be redeemed at our option, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest, during the twelve-month period beginning on November 15 of the years indicated below:

Year	Redemption Prices
2005	104.688%
2006	102.344%

        The Senior Notes Indenture limits, among other things: (i) the incurrence of additional indebtedness by us and our restricted subsidiaries; (ii) the payment of dividends on, and redemption or repurchase of, our capital stock and the capital stock of our restricted subsidiaries and the redemption of certain of our subordinated obligations; (iii) certain other restricted payments, including investments; (iv) sales of assets; (v) certain transactions with affiliates; (vi) the creation of liens; (vii) sale and leaseback transactions and (viii) consolidations, mergers and transfers of all or substantially all of our assets. The Senior Notes Indenture also prohibits certain restrictions on distributions from restricted subsidiaries. However, all such limitations and prohibitions are subject to certain qualifications and exceptions. For the purposes of the foregoing description of the Senior Notes Indenture only, "restricted subsidiaries" refers to each of our subsidiaries, other than any subsidiaries that have been designated as unrestricted subsidiaries under the Senior Notes Indenture.

Operating Leases

        We lease our operating facilities. The leases, which expire at various dates through 2010, generally require us to pay all maintenance, property and tax insurance costs.

        At September 30, 2001, aggregate amounts of future minimum payments under all operating leases for continuing operations including equipment leases are as set forth on the chart below:

Year	Payment Amount
2002	$31.2 million
2003	24.1 million
2004	12.7 million
2005	8.1 million
2006	3.7 million
2007 and beyond	4.9 million

        Rent expense for continuing operations was $32.3 million, $34.0 million and $33.3 million, respectively, for the fiscal years ended September 30, 1999, 2000 and 2001. Rent expense for discontinued operations was $9.3 million, $9.2 million and $6.3 million, respectively, for the fiscal years ended September 30, 1999, 2000 and 2001.

REGISTRATION RIGHTS AGREEMENT

        The summary of certain provisions of the registration rights agreement set out below is subject to, and is qualified in its entirety by reference to, all of the provisions of the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

        We are a party to a registration rights agreement with an affiliate of the initial purchasers under which we agreed to use our best efforts to keep effective a shelf registration statement at our expense, under which the registrable securities may be sold by the selling securityholders. We filed the registration statement of which this prospectus is a part with the SEC to comply with our obligations under the registration rights agreement. Under the registration rights agreement, we are required to use our best efforts to keep the shelf registration statement effective until 10 years after the date it is declared effective or, if earlier, the date that all registrable securities have been sold under the shelf registration statement or on which the initial purchasers and their affiliates are no longer entitled to board representation under the investment agreement and are permitted to sell their registrable securities without registration pursuant to Rule 144(k) under the Securities Act. We are permitted to suspend effectiveness of the registration statement under circumstances specified in the registration rights agreement.

        If on or after the 120th day following the original issuance of the Series A preferred stock, the shelf registration statement is not effective under the Securities Act or is not available for use by the holders of registrable securities, the holders of at least 25% of any class of registrable securities may make a written demand that we register the registrable securities as long as the registrable securities subject to such demand have an estimated market value or stated value of at least $10 million in the aggregate. Within 30 days of a request for any demand registration, we will file a demand registration statement and will use our best efforts to cause the demand registration statement to promptly be declared effective under the Securities Act. We will not be required to effect more than four demand registrations.

        If we propose to file a registration statement under the Securities Act with respect to certain offerings of our securities for our own account or for the account of persons other than the holders of registrable securities, we will give notice of such proposed filing to the holders of the appropriate registrable securities. Our notice will offer the holders of the registrable securities the opportunity to register under the registration statement the number of registrable securities as each holder may request in writing. If, after we give notice of our intention to file such registration statement, we determine not to register or to delay the registration of the subject securities, then the registrable securities subject to such registration statement also will not be registered or will be delayed in being registered, as the case may be.

        The holders of at least a majority of any class of registrable securities included in any offering under the shelf registration or under any demand registration statement may elect to have the offering underwritten. We will amend or supplement the shelf registration statement or demand registration statement for such purpose.

        We will provide each holder of the registrable securities with copies of this prospectus, notify each holder when the shelf registration statement has been effective and take other actions described in the registration rights agreement as are required to permit unrestricted sales of the registrable securities. A holder that sells registrable securities under the shelf registration statement is required to be named as a selling securityholder in this prospectus and to deliver this prospectus to purchasers. Those holders also will be subject to certain civil liability provisions under the Securities Act in connection with these sales and are bound by the provisions of the registration rights agreement, including certain indemnification obligations. Pursuant to the registration rights agreement, we have agreed to bear certain expenses and indemnify the selling securityholders against certain liabilities in connection with the registration and sale of the registrable securities, as described in the section of this prospectus called "Plan of Distribution."

        If we file a registration statement under the Securities Act for certain offerings of our equity securities for our own account or for the account of holders other than holders of registrable securities, the holders of registrable securities have agreed, if requested, not to publicly sell or distribute any securities that are the same as or similar to those being registered by us in connection with our sale, or any securities convertible into or exchangeable or exercisable for any such securities, during the period beginning seven days before and ending no more than 90 days after the effective date of the registration statement filed by us.

        We have agreed, in the case of an underwritten offering of registrable securities, if requested, not to effect any public sale or distribution of any securities the same as or similar to those being sold in the underwritten offering, or any securities convertible into or exchangeable or exercisable for securities that are the same as or similar to those being sold, during the period beginning seven days before and ending no more than 90 days after the effective date of the registration statement related to the offering.

        Purchasers of the registrable securities offered by means of this prospectus will not have any rights under the registration rights agreement, although once sold under this prospectus the registrable securities should be freely tradable except by purchasers that are our "affiliates" or are "underwriters" of the registrable securities for purposes of the Securities Act.

USE OF PROCEEDS

        We will not receive any of the proceeds from any sale of the securities offered under this prospectus. All of such proceeds will be received by the selling securityholders. We used one-half of the net proceeds of approximately $54.1 million from the sale of 59,063 shares of Series A preferred stock and the Option on December 15, 1999 to repay indebtedness outstanding under our Credit Agreement. The remaining net proceeds, and additional proceeds (if any) from the sale of additional Series A preferred stock pursuant to the initial purchasers' option, will be used for general corporate purposes, including the pursuit of strategic acquisitions, or as otherwise described in our public filings under the Securities Exchange Act of 1934 or in a prospectus supplement. If the initial purchasers were to fully exercise the Option, they would be required to pay us $21.0 million.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the principal United States federal income tax consequences of the ownership of shares of Series A preferred stock, shares of common stock and the Series A debentures. The following discussion is the opinion of King & Spalding, which has acted as our counsel in connection with the issuance of this prospectus, as to the United States federal income tax considerations that are likely to be material to a holder with respect to the ownership and disposition of the Series A preferred stock, common stock, and Series A debentures. This summary applies to you only if you hold shares of Series A preferred stock, shares of common stock or Series A debentures as capital assets and does not apply to you if you belong to a special class of holders, such as dealers in securities or currencies, traders in securities that elect to mark to market, banks, tax-exempt organizations, life insurance companies, persons that hold shares of Series A preferred stock, shares of common stock or Series A debentures as a hedge, or hedged against, currency or interest rate risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. This summary and the opinion of King & Spalding are based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all of which are subject to change, or changes in interpretation, possibly with retroactive effect.

        For purposes of this discussion, you are a "United States holder" if you are a beneficial owner of shares of Series A preferred stock, shares of common stock or Series A debentures and you are:

        (1)  a citizen or resident of the United States;

        (2)  a corporation organized under the laws of the United States or any state;

        (3)  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

        (4)  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

        IF YOU ARE CONSIDERING AN INVESTMENT IN SHARES OF SERIES A PREFERRED STOCK, SHARES OF COMMON STOCK OR SERIES A DEBENTURES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES UNDER THE CODE AND THE TAX CONSEQUENCES UNDER THE LAWS OF ANY OTHER STATE, LOCAL OR FOREIGN TAXING JURISDICTION, OF THE OWNERSHIP OF SHARES OF SERIES A PREFERRED STOCK, SHARES OF COMMON STOCK AND SERIES A DEBENTURES, TAKING INTO ACCOUNT YOUR OWN PARTICULAR CIRCUMSTANCES.

TAXATION OF UNITED STATES HOLDERS

        This section applies to you only if you are a United States holder.

Series A Preferred Stock

Distributions on Series A Preferred Stock—General

        The amount of any distribution by us in respect of the Series A preferred stock or common stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions to you will be treated as a dividend, subject to tax as ordinary income, to the extent of your proportionate share of our current or accumulated earnings and profits, then as a tax-free return of capital to the extent of your tax basis in the shares of Series A preferred stock or shares of common stock and thereafter as a gain from the sale or exchange of such stock.

        In general, if you are a corporate United States holder, a dividend distribution to you will qualify for the 70% dividends-received deduction. The dividends-received deduction is also subject to certain limitations relating to the holder's holding period, taxable income and other factors, as further discussed below.

Distributions on Series A Preferred Stock—Dividends "Paid in Kind"

        We may, at our option, pay current dividends on the Series A preferred stock "in kind" through the issuance of shares of common stock and, until December 15, 2001, we may, at our option, pay dividend arrearages on the Series A preferred stock "in kind" through the issuance of shares of common stock. Dividends "paid in kind" will be treated as a distribution of an amount equal to the fair market value of such common stock as of the date of distribution and will be taxed as described in "—Distributions on Series A Preferred Stock—General." Such amount will also be the tax basis of the newly distributed common stock for United States federal income tax purposes.

Possible Constructive Dividend Income Due to Excess Redemption Premium

        The Series A preferred stock is mandatorily redeemable on December 15, 2009 for an amount equal to the $1,000 stated value per share plus any accrued and unpaid dividends. If the redemption price of the Series A preferred stock exceeds its issue price (a "Redemption Premium") by one-quarter of 1% of such stock's mandatory redemption price multiplied by the number of complete years to its mandatory redemption, the entire amount of such excess would be considered to be a constructive distribution to you over the period between issuance and redemption under a constant yield method under Section 305 of the Code. Under current law, the redemption price for federal income tax purposes should be the stated value per share of the Series A preferred stock. The legislative history of amendments to Section 305 enacted in 1990 indicates that the Internal Revenue Service ("IRS") may treat unpaid dividends as a disguised redemption premium where the issuer has no intention to pay the preferred dividends currently. However, the United States Treasury Regulations that have been issued under Section 305 to date do not contain any such rule, and in the absence of United States Treasury Regulations stating such a rule, accrued and unpaid dividends should not be included as part of the redemption price of the Series A preferred shares. The issue price of the Series A preferred stock equals its fair market value at original issue. In the case of the Series A preferred stock currently held by the selling securityholders, the fair market value at original issue should equal the $1,000 stated amount per share (which was the purchase price originally paid by the selling securityholders), and should be no less than the $1,000 stated value per share in the case of Series A preferred stock acquired through exercise of the selling securityholders' option to acquire such stock (since the option exercise price is $1,000 per share).

Distributions on Series A Preferred Stock or Common Stock—Dividends-Received Deduction

        If we have current or accumulated earnings and profits, amounts treated as dividends would be eligible for the 70% dividends-received deduction allowable to corporations, subject to the limitations described below.

        Prospective corporate investors in shares of Series A preferred stock should consider the effect of:

        (1)  Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is "directly attributable" to an investment in portfolio stock, such as the Series A preferred stock;

        (2)  Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 90-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

        (3)  Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any "extraordinary dividend" that is eligible for the dividends-received deduction. In general, an extraordinary dividend on the Series A preferred stock would be a dividend that (i) equals or exceeds 5% of the corporate United States holder's adjusted tax basis in the Series A preferred stock or common stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or (ii) exceeds 20% of the corporate United States holder's adjusted tax basis in the Series A preferred stock or common stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

Sale or Exchange of Series A Preferred Stock or Common Stock Other Than by Redemption

        Upon the sale or other disposition of your shares of Series A preferred stock or shares of common stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in your shares of the Series A preferred stock or shares of common stock. Such gain or loss would be long-term capital gain or loss if at the time of sale, exchange or other disposition, you have held your shares of Series A preferred stock or shares of common stock for more than one year. Long-term capital gain of a non-corporate United States holder is generally subject to a maximum tax rate of 20%. The deductibility of capital losses is subject to limitations.

Redemption of Series A Preferred Stock

        A redemption of the Series A preferred stock generally would be a taxable event and would be treated as a sale in the same manner as if you sold your shares of Series A preferred stock, if the redemption:

        (1)  results in a "complete termination" of your stock interest;

        (2)  is "substantially disproportionate"; or

        (3)  is "not essentially equivalent to a dividend".

        In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

        If your shares of Series A preferred stock are redeemed in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the difference between the amount of cash you receive and your tax basis in the shares of Series A preferred stock redeemed. See "—Special Rules Regarding the Exchange of Series A Preferred Stock for Series A Debentures" below for a description of the rules applicable to a redemption in which you receive Series A debentures. Such gain or loss would be long-term capital gain or loss if you have held your shares of Series A preferred stock for more than one year.

        If a redemption does not meet any of the tests described above, the cash you receive generally would be taxed as a dividend to the extent paid out of our current or accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in your shares of Series A preferred stock and thereafter would be treated as capital gain. If a redemption of your shares of Series A preferred stock is taxable as a dividend, your tax basis in the redeemed Series A preferred stock would be transferred to your remaining shares of stock (if any).

Conversion of Series A Preferred Stock into Common Stock

        You generally will not recognize gain or loss on conversion of shares of Series A preferred stock into our common stock, except with respect to any cash paid in lieu of fractional shares of common stock, which would be treated as a redemption of such fractional shares and subject to the rules described above in "—Redemption of Series A Preferred Stock." However, you may recognize gain or dividend income to the extent that you receive cash or common stock in respect of dividends in arrears on the Series A preferred stock at the time of conversion into common stock. Your tax basis in the shares of common stock received upon conversion of the Series A preferred stock generally will be equal to your tax basis in the shares of Series A preferred stock, and the holding period of the common stock generally will include your holding period for your shares of Series A preferred stock. However, your tax basis in any shares of common stock received on conversion which are treated as a dividend will be equal to their fair market value on the date of the distribution, and your holding period for such shares of common stock will commence on the day after you receive such shares.

        Treasury Regulations promulgated under Section 305 of the Code would treat you as having received a constructive distribution from us in the event that the conversion ratio of the Series A preferred stock were adjusted if:

        (1)  as a result of the adjustment, your proportionate interest (measured by the amount of common stock into or for which the Series A preferred stock is convertible or exchangeable) in the assets or earnings and profits were increased, and

        (2)  the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula.

        An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, a reduction in the conversion price of the Series A preferred stock may result in deemed dividend income to you to the extent of our current or accumulated earnings and profits, even though you receive no cash or property from us.

Special Rules Regarding the Exchange of Series A Preferred Stock for Series A Debentures

        Pursuant to the rules discussed above in "—Redemption of Series A Preferred Stock," an exchange of outstanding Series A preferred stock for Series A debentures will be treated either as an exchange giving rise to capital gain or loss or as a dividend. The amount realized on the exchange would be equal to the "issue price" of the Series A debentures plus any cash received on the exchange. The issue price of a Series A debenture will be:

        (1)  its fair market value as of the exchange date, if the Series A debentures are traded on an "established market" (as that term is defined in the Treasury Regulations dealing with the determination of "original issue discount") at any time during the 60-day period ending 30 days after the exchange date; or

        (2)  if the Series A debentures are not traded on an established market, the fair market value of the Series A preferred stock as of the exchange date if such Series A preferred stock is traded on an established market at any time during the 60-day period ending 30 days after the exchange date.

        If neither the Series A preferred stock nor the Series A debentures are traded, the issue price of the Series A debentures will be determined under Section 1274 of the Code, in which case the issue price will be the stated principal amount of the Series A debentures, provided that the yield on the Series A debentures is equal to or greater than the "applicable federal rate" in effect at the time the Series A debentures are issued. If the yield is less than the applicable federal rate, the issue price under Section 1274 of the Code will be equal to the present value, as of the issue date, of all payments to be made on the Series A debentures, discounted at the applicable federal rate. It cannot be determined at the present time whether the Series A preferred stock or the Series A debentures will, at the relevant time, be traded on an established securities market within the meaning of the Treasury Regulations or whether the yield on the Series A debentures will equal or exceed the applicable federal rate, as discussed above.

        If you exchange your shares of the Series A preferred stock for Series A debentures, and the exchange is treated as a sale for federal income tax purposes, any gain or loss on such sale would be long-term capital gain or loss if the Series A preferred stock had been held for more than one year. If, instead, the exchange is treated as a distribution which does not satisfy one of the safe harbor tests described in "—Redemption of Series A Preferred Stock," you would recognize dividend income (rather than capital gain) in an amount equal to the fair market value of the Series A debentures received without regard to your tax basis in the shares of Series A preferred stock surrendered in the exchange, but only to the extent of your proportionate share of our current or accumulated earnings and profits. To the extent that the distribution is not made out of our current or accumulated earnings or profits, you would first reduce your tax basis in your shares of Series A preferred stock and thereafter would recognize capital gain. The holding period for the Series A debentures would begin on the day after the day on which you acquired the Series A debentures.

        YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO WHETHER, IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, THE EXCHANGE WOULD BE TREATED AS A DISTRIBUTION OR AS A SALE OR EXCHANGE. ADDITIONALLY, CORPORATE UNITED STATES HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE AVAILABILITY OF THE CORPORATE DIVIDENDS-RECEIVED DEDUCTION AND THE POSSIBLE APPLICATION OF THE EXTRAORDINARY DIVIDEND RULES OF SECTION 1059 OF THE CODE IF THE RECEIPT OF DEBENTURES IS TAXABLE AS A DIVIDEND.

        Depending upon your particular circumstances, the tax consequences of holding Series A debentures may be less advantageous than the tax consequences of holding Series A preferred stock because, for example, payments of interest on the Series A debentures would be taxable to you as ordinary income, regardless of whether we have current or accumulated earnings and profits, and the corporate dividends-received deduction would not be available to a corporate holder with respect to such interest. Further, you would not recognize any income or gain as a result of distributions on Series A preferred stock, if we do not have current or accumulated earnings and profits in a given year and such distribution does not exceed your tax basis in your shares of Series A preferred stock. Finally, as discussed below in "Series A Debentures—Interest Income and Original Issue Discount," the debentures will be issued with OID, which must be included in income as it economically accrues, and could result in taxable income to you prior to your receipt of the cash attributable thereto.

Series A Debentures

Interest Income and Original Issue Discount

        Unless the Series A debentures have a term of one year or less, the Series A debentures would be treated as issued at an original issue discount if the excess of the Series A debentures' "stated redemption price at maturity" over their issue price is equal to or greater than a de minimis amount. The de minimis amount equals 1/4 of 1% multiplied by the number of complete years to maturity of the debentures, and then multiplied by their stated redemption price at maturity.

        The issue price of the debentures will be determined in the manner provided above in "—Special Rules Regarding the Exchange of Series A Preferred Stock for Series A Debentures." The stated redemption price at maturity of the debentures equals the sum of all payments due under the debentures other than payments of "qualified stated interest," which are payments of interest that are unconditionally required to be paid at least annually. Because the Company has the right to defer payment of stated interest on the debentures, none of such payments will constitute qualified stated

interest, and therefore all stated interest payments will be included in the debentures' stated redemption price at maturity. This will cause the debentures to be issued with OID regardless of whether the issue price of the debentures is determined to be less than their stated principal amount. Consequently, you will be required to report all stated interest on a constant yield basis without regard to when such interest is actually paid or whether you use the cash or accrual method of accounting. As a result, you may be required to report taxable income attributable to such interest in advance of the receipt of the related cash payment.

        The amount of OID includible in your income is the sum of the daily portions of OID with respect to the Series A debenture for each day during the taxable year or portion thereof on which you hold the Series A debenture, which we refer to as "accrued OID." The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Series A debenture may be of any length that you select and may vary in length over the term of the Series A debenture, as long as no accrual period is longer than one year and each scheduled payment of interest or principal on the Series A debentures occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period will equal the product of the Series A debenture's adjusted issue price at the beginning of the accrual period and such Series A debenture's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period).

        The "adjusted issue price" of a Series A debenture at the beginning of any accrual period is the issue price of the Series A debenture increased by the amount of accrued OID for each prior accrual period, and decreased by the amount of any payments previously made on the Series A debenture. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between the amount payable at the maturity of the Series A debenture (other than any payment of qualified stated interest) and the Series A debenture's adjusted issue price as of the beginning of the final accrual period.

        The tax basis of any common stock we elect to pay as interest in the Series A debentures will equal the fair market value of such stock.

Purchase, Sale, Retirement and Other Disposition of the Series A Debentures

        Your initial tax basis in your Series A debentures received in exchange for Series A preferred stock will, in general, be equal to the issue price of the Series A debentures, if the exchange is treated as a redemption giving rise to capital gain, or the fair market value of the Series A debentures on the exchange date, if the exchange is treated as a dividend. Such basis will thereafter be increased by OID that you previously included in income and reduced by all payments of interest and principal received in respect of the Series A debentures. Upon the sale, exchange or retirement of a Series A debenture, you will generally recognize capital gain or loss equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and your adjusted tax basis in the Series A debenture.

TAXATION OF NON-UNITED STATES HOLDERS

        This section applies to you only if you are a "non-United States holder," as defined below.

        The rules governing the United States federal income taxation of a beneficial owner of shares of Series A preferred stock, shares of common stock or Series A debentures that, for United States federal income tax purposes, is a person other than a United States holder (a "non-United States holder") are complex and no attempt is made herein to provide more than a summary of such rules. IF YOU ARE A NON-UNITED STATES HOLDER, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN

INCOME TAX LAWS, AS WELL AS TAX TREATIES, WITH REGARD TO AN INVESTMENT IN SHARES OF SERIES A PREFERRED STOCK, SHARES OF COMMON STOCK OR SERIES A DEBENTURES, INCLUDING ANY REPORTING REQUIREMENTS.

Dividend Income

        Dividends paid to you will be subject to withholding of United States federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), unless the dividends are effectively connected with your conduct of a trade or business within the United States (and such income is attributable to your United States permanent establishment, if an applicable income tax treaty so requires as a condition for subjecting you to United States income tax on a net income basis). In general, such effectively connected dividends are not subject to withholding tax if certain certification requirements are satisfied. Instead, effectively connected dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations. In addition, a corporate non-United States holder may, under certain circumstances, be subject to an additional branch profits tax on effectively connected dividends at a 30% rate or such lower rate as may be provided in an applicable income tax treaty.

        For purposes of determining whether tax is to be withheld at a 30% rate or at a reduced rate as specified by an income tax treaty, a non-United States holder will generally be required under United States Treasury Regulations to provide an IRS Form W-8 BEN certifying such non-United States holder's entitlement to benefits under an income tax treaty.

        If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amount withheld in excess of that rate by filing a refund claim with the IRS.

Interest Income and Original Issue Discount on Series A Debentures

        Generally, your interest income (or OID) that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate when paid (or, if applicable, a lower tax rate specified by a treaty). However, interest or OID you earn on the Series A debentures will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business and provided that:

  (a)
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  (b)
  you are not a controlled foreign corporation that is related to us through stock ownership; and

  (c)
  either:

  (1)
  you certify to us or our agent, under penalties of perjury, that you are not a United States holder and provide your name and address; or

  (2)
  a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Series A debenture certifies to us or our agent under penalties of perjury that it, or a financial institution between it and you, has received such statement from you and furnishes the payor with a copy thereof.

Certain United States Treasury Regulations, which we refer to as the "Final Withholding Regulations," would provide for alternative methods for satisfying the certification requirement. The Final

Withholding Regulations also would require, in the case of Series A debentures held by a foreign partnership, that:

        (1)  the certification be provided by the partners rather than by the partnership; and

        (2)  the partnership provide certain information, including a United States taxpayer identification number.

A look-through rule would apply in the case of tiered partnerships. The Final Withholding Regulations are effective for payments made after December 31, 2000, subject to certain transition rules.

        Except to the extent that an applicable treaty otherwise provides, you generally will be taxed in the same manner as a United States holder with respect to interest or OID if such income is effectively connected with your conduct of a trade or business within the United States and is attributable to your United States permanent establishment (if an applicable income tax treaty so requires as a condition for subjecting you to United States income tax on a net income basis). Effectively connected interest or OID received or accrued by a corporate non-United States holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). Although such effectively connected interest or OID is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding if you deliver a properly executed IRS Form 4224 (or successor form) to the payor.

Sale or Disposition

        You will not be subject to United States federal income tax on the sale or disposition of your shares of Series A preferred stock, shares of common stock (or, if we do not have current or accumulated earnings and profits, to the extent distributions paid on your shares exceed your tax basis in such shares) or Series A debentures unless:

        (1)  the gain is effectively connected with your trade or business in the United States (and is attributable to your permanent establishment maintained in the United States, if an applicable income tax treaty so requires as a condition for you to be subject to United States taxation on a net income basis in respect of capital gain);

        (2)  if you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions apply; or

        (3)  we are or have been a "United States real property holding corporation" for federal income tax purposes and certain other requirements are met.

We have not been, are not and do not anticipate becoming a "United States real property holding corporation" for federal income tax purposes. Any effectively connected gains realized by a corporate non-United States holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

Redemption and Conversion of Series A Preferred Stock into Common Stock

        You will not recognize any gain or loss for United States federal income tax purposes upon conversion of the Series A preferred stock into common stock, except with respect to any cash paid in lieu of fractional shares of common stock, which would be treated as a redemption of such fractional shares and subject to the rules described above in "Taxation of United States Holders—Conversion of Series A Preferred Stock into Common Stock." However, you may recognize gain or dividend income to the extent you receive cash or common stock in respect of dividends in arrears on the Series A preferred stock at the time of conversion into common stock, the tax consequences of which are described in the sections referred to in the next paragraph.

        A redemption of Series A preferred stock or common stock for cash will be an event which will constitute either a dividend (to the extent of our current and accumulated earnings and profits) or a sale or exchange. See the discussion above in "Taxation of United States Holders—Redemption of Series A Preferred Stock." To the extent the redemption is treated as a dividend, the tax consequences to you are described in "Taxation of Non-United States Holders—Dividend Income," and to the extent the redemption is treated as a sale or exchange, the tax consequences to you are described in "Taxation of Non-United States Holders—Sale or Disposition."

Estate Taxes

        If you are an individual, and at death you are not a citizen or resident of the United States, your Series A debentures will not be includible in your gross estate for purposes of the United States federal estate tax as a result of your death if:

  (a)
  you did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote; and

  (b)
  the income on the Series A debenture was not effectively connected with your United States trade or business at the time of death.

        Shares of Series A preferred stock or shares of common stock that you hold at the time of death will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

BACKUP WITHHOLDING AND INFORMATION REPORTING

United States Holders

        In general, if you are a United States holder and are not an exempt recipient (such as a corporation), information reporting requirements will apply (i) to dividends paid in respect of Series A preferred stock or common stock, including any required accrual of the Redemption Premium, (ii) principal and interest paid in respect of Series A debentures, and (iii) the proceeds received on the sale, exchange or redemption of Series A preferred stock, common stock or Series A debentures. "Backup withholding" at a rate equal to the fourth lowest income tax rate applicable to individuals (which, under current law, is 30.5% for 2001, 30% for 2002 and 2003, 29% for 2004 and 2005, and 28% for 2006 and thereafter) will apply to such payments if you fail to provide an accurate taxpayer identification number or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns. You should consult your tax advisor concerning the application of information reporting and backup withholding to the Series A preferred stock, common stock or Series A debentures.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished to the IRS.

Non-United States Holders

        In general, if you are a non-United States holder of shares of Series A preferred stock or shares of common stock, dividends paid to you will not be subject to United States information reporting requirements and backup withholding tax, if you are either subject to the 30% withholding tax discussed above, or are not subject to the 30% withholding tax because you are eligible for the benefits of an income tax treaty. However, dividend payments will be reported for purposes of the 30% withholding tax discussed above. If a non-United States holder does not meet any of the requirements listed above for exemption from backup withholding tax and fails to provide certain information, including a United States taxpayer identification number, or otherwise establish a status as an "exempt recipient," the non-United States holder may be subject to backup withholding of United States federal income tax on dividends paid.

        Under current law, dividends paid to an address in a foreign country are generally treated as exempt from backup withholding and information reporting unless the person making the payment has actual knowledge that the recipient is a United States person. However, under the Final Withholding Regulations discussed above, dividend payments generally will be subject to information reporting and backup withholding unless certain certification requirements are met.

        If you are a non-United States holder of Series A debentures, then information reporting on IRS Form 1099 and backup withholding will not apply to payments of principal and interest, including OID, made by us or a paying agent to you. You must certify to us or our agent, under penalties of perjury, that you are not a United States holder and must provide your name and address, or a financial institution that holds the debenture must certify to us or our agent, under penalties of perjury, that it, or a financial institution between it and you has received such statement from you, and must furnish the payor with a copy thereof. The payor must not have actual knowledge that you are a United States person. However, we or a paying agent may report (on IRS Form 1042S) payments of interest, including OID, on the Series A debentures.

        See the discussion above in "Taxation of Non-United States Holders—Interest Income and Original Issue Discount on Series A Debentures" with respect to the rules under the Final Withholding Regulations.

        In general, United States information reporting and backup withholding requirements also will not apply to a payment made outside the United States of the proceeds of a sale of shares of Series A preferred stock, shares of common stock or Series A debentures through an office outside the United States of a non-United States broker. However, United States information reporting, but not backup withholding, requirements will apply to a payment made outside the United States of the proceeds of a sale of shares of Series A preferred stock or shares of common stock through an office outside the United States of a broker:

        (1)  that is a United States person;

        (2)  that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

        (3)  that is a "controlled foreign corporation" as to the United States; or

        (4)  with respect to payments made after December 31, 2000, that is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons (as defined in the U.S. Treasury Regulations) who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a United States trade or business, unless the broker has documentary evidence in its records that you are a non-United States person or you otherwise establish an exemption.

        Payment of the proceeds of the sale of shares of Series A preferred stock or shares of common stock to or through a United States office of a broker is currently subject to both United States backup withholding and information reporting, unless you certify your non-United States status under penalties of perjury or otherwise establish an exemption.

        You generally may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

SELLING SECURITYHOLDERS

        This section sets forth information with respect to the selling securityholders for whom we are registering securities for resale to the public under the registration statement of which this prospectus is a part. The securities offered hereby are:

  •
  80,063 shares of Series A preferred stock;

  •
  $80,063,000 aggregate principal amount of Series A debentures; and

  •
  16,273,573 shares of common stock issuable in respect of accrued and unpaid dividends on the Series A preferred stock and interest on the Series A debentures, and upon conversion of the Series A preferred stock and Series A debentures.

        In addition to the information included in this section, if Series A preferred stock, common stock or Series A debentures are offered by the selling securityholders under this prospectus, a prospectus supplement, if required, will include the following information:

  •
  the amount of Series A preferred stock, common stock or Series A debentures to be offered for the selling securityholder's account;

  •
  the amount of Series A preferred stock, common stock or Series A debentures to be owned by the selling securityholder after completion of the offering; and

  •
  the percentage of the Series A preferred stock, common stock or Series A debentures, if one percent or more, to be owned by the selling securityholders after completion of the offering.

        Under the investment agreement, the initial purchasers purchased 59,063 shares of our Series A preferred stock and an Option to acquire an additional 21,000 shares of Series A preferred stock for a total sum of $59,063,000. If the initial purchasers were to exercise the Option, they would be required to pay us an additional $21,000,000. For additional information regarding the Option, see the section of this prospectus called "The Option."

        As of the date of this prospectus, the initial purchasers held all of the outstanding shares of Series A preferred stock.

        Under the investment agreement, we agreed that TPG Magellan LLC, an affiliate of the initial purchasers, would be entitled to nominate three directors to our board of directors. David Bonderman, Jonathan J. Coslet and James B. Williams were nominated by TPG Magellan LLC pursuant to the investment agreement and joined our board of directors on December 15, 1999.

        Mr. Bonderman is a director and the president of TPG Advisors II, Inc. Mr. Coslet is an executive of TPG Advisors II, Inc. TPG Advisors II, Inc. is the general partner of TPG GenPar II, L.P., which is the general partner of each of TPG Partners II, L.P., TPG Parallel II, L.P., TPG 1999 Equity Partners II, L.P. and TPG Investors II, L.P., each of which is a selling securityholder.

        The investment agreement also contains covenants which restrict our ability to take significant actions without the consent of the initial purchasers, including the declaration or payment of dividends, purchases of our securities, incurrences of indebtedness, major acquisitions and dispositions of assets and certain issuances of equity securities. In connection with the investment agreement, we also entered into a registration rights agreement in which we agreed to register the Series A preferred stock, the Series A debentures and the common stock issuable upon conversion of the Series A preferred stock and the Series A debentures under the Securities Act for offer and sale by the selling securityholders. For more information regarding the registration rights agreement, see the section of this prospectus called "Registration Rights Agreement."

        The following table provides the name of each selling securityholder and the number of shares of Series A preferred stock held by each selling securityholder as of the date of this prospectus. The shares of Series A preferred stock listed below have been registered for offer and sale under the registration statement of which this prospectus is a part. In addition to the shares of Series A preferred stock listed below, each selling securityholder has an option to purchase additional shares of Series A preferred stock. We may issue shares of common stock as dividends on the shares of Series A preferred stock and upon the conversion of the Series A preferred stock. In addition, we may exchange Series A debentures for all of the outstanding shares of Series A preferred stock. We may also issue shares of common stock in payment of interest on the Series A debentures and upon conversion of the Series A debentures. The additional shares of Series A preferred stock, the shares of common stock and the Series A debentures also have been registered for offer and sale by the selling securityholders under the registration statement of which this prospectus is a part.

Name of Beneficial Owner	Number of Shares of Series A Preferred Stock Held
TPG Partners II, L.P.(1)	50,323
TPG Parallel II, L.P.(2)	3,434
TPG Investors II, L.P.(3)	5,249
TPG 1999 Equity Partners II, L.P.(4)	57

(1)
Exchangeable for $50,323,000 aggregate principal amount of Series A debentures and convertible into an indeterminate number of shares of common stock. TPG Partners II, L.P. has an option to acquire 17,892 additional shares of Series A preferred stock.

(2)
Exchangeable for $3,434,000 aggregate principal amount of Series A debentures and convertible into an indeterminate number of shares of common stock. TPG Investors II, L.P. has an option to acquire 1,867 additional shares of Series A preferred stock.

(3)
Exchangeable for $5,249,000 aggregate principal amount of Series A debentures and convertible into an indeterminate number of shares of common stock. TPG Parallel II, L.P. has an option to acquire 1,221 additional shares of Series A preferred stock.

(4)
Exchangeable for $57,000 aggregate principal amount of Series A debentures and convertible into an indeterminate number of shares of common stock. TPG 1999 Equity Partners, II, L.P. has an option to acquire 20 additional shares of Series A preferred stock.

        We have filed with the SEC under the Securities Act a Registration Statement on Form S-3, of which this prospectus forms a part, with respect to the offer and sale of the securities described in this prospectus. We have agreed, among other things, to bear certain expenses in connection with the registration and sale of the securities being offered by the selling securityholders, as described in the next section.

PLAN OF DISTRIBUTION

        As used in this section of the prospectus, the term "selling securityholders" includes the selling securityholders named in the table in the section of this prospectus called "Selling Securityholders" above, and some of their pledgees, donees, transferees or other successors in interest selling securities received from a named selling securityholder after the date of this prospectus. The shares of Series A preferred stock, common stock and Series A debentures covered by this prospectus are referred to in this section as the "registrable securities."

        The selling securityholders may offer and sell, from time to time, some or all of the registrable securities under this prospectus. We have registered the registrable securities for offer and sale by the selling securityholders so that the registrable securities will be freely tradable. Registration of the registrable securities does not mean, however, that the registrable securities necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling securityholders of the registrable securities. See the section of this prospectus called "Use of Proceeds" for information about our use of the proceeds from the issuance of the Series A preferred stock. We will pay all costs, expenses and fees in connection with the registration of the registrable securities, including fees of our counsel and accountants, fees payable to the SEC, listing fees, and the reasonable fees and disbursements of one law firm selected as counsel for the selling securityholders in connection with the registration. The selling securityholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the registrable securities.

        The selling securityholders may sell the registrable securities from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price, at prices subject to change or at negotiated prices. Such sales could occur by a variety of methods, including the following:

  •
  on markets where our securities are traded or on an exchange in accordance with the rules of the exchange;

  •
  in privately negotiated transactions;

  •
  through broker-dealers, which may act as agents or principals;

  •
  in a block trade in which a broker-dealer will attempt to sell a block of registrable securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through one or more underwriters on a firm commitment or best-efforts basis;

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  through option transactions, forward contracts, equity swaps or other derivative transactions relating to the registrable securities;

  •
  through short sales of the registrable securities;

  •
  in any combination of the above; or

  •
  by any other legally available means.

        In effecting sales, brokers or dealers engaged by the selling securityholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

  •
  purchases of the registrable securities by a broker-dealer as principal and resales of the registrable securities by the broker-dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions; or

  •
  transactions in which the broker-dealer solicits purchasers.

        If we or the selling securityholders enter into a material arrangement with any underwriter, broker, dealer or other agent for the sale of any registrable securities or if other material changes are made in the plan of distribution of the registrable securities, we will file a prospectus supplement, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement. If we or the selling securityholders use an underwriter or underwriters in the sale of registrable securities, we and the selling securityholders expect to execute an underwriting agreement with the underwriter or underwriters at the time an agreement for the sale is reached. We will name the underwriter or underwriters with respect to an underwritten offering of registrable securities and describe the other material terms and conditions of the underwriting in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the name of the managing underwriter or underwriters will be on the cover of the prospectus supplement. In connection with an underwritten sale of registrable securities, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of registrable securities for whom they may act as agent. Underwriters may sell to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        The selling securityholders and any underwriters, broker-dealers or agents participating in the distribution of the registrable securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the registrable securities by the selling securityholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling securityholders and each person or entity which participates as or may be deemed to be an underwriter in the offering or sale of the selling securityholders' registrable securities against certain liabilities (and to contribute to payments in respect of those liabilities), including liabilities arising under the Securities Act. The selling securityholders have agreed to indemnify us, and may agree to indemnify any underwriter, agent or broker-dealer that participates in transactions involving offers or sales of the registrable securities, against certain liabilities, including liabilities arising under the Securities Act.

VALIDITY OF SECURITIES

        The validity of the shares of Series A preferred stock, the Series A debentures, and the shares of common stock offered hereby has been passed upon for us by King & Spalding, Atlanta, Georgia.

EXPERTS

        The financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants. Arthur Andersen has not consented to the incorporation by reference of their report with respect to their audits in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Anderson has not consented to the incorporation by reference of their report in this prospectus, the ability of holders of securities offered hereunder to seek potential recoveries from Arthur Andersen related to any claims that they may assert as a result of the audit performed by Arthur Andersen will be significantly limited as a result of the absence of the consent.

        On May 22, 2002, we determined to dismiss Arthur Andersen, and to engage Ernst & Young LLP to serve as our new independent auditors for fiscal year 2002. The change in auditors became effective May 24, 2002. This determination was recommended by our executive management and approved by our Audit Committee of the Board of Directors.

        During the fiscal years ended September 30, 2001 and 2000 and the interim period between September 30, 2001 and May 24, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years. Arthur Andersen's reports on our consolidated financial statements for each of the fiscal years ended September 30, 2001 and September 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended September 30, 2001 and 2000 and the interim period between September 30, 2001 and May 24, 2002, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the fiscal years ended September 30, 2001 and 2000 and the interim period through May 24, 2002, neither we nor anyone acting on our behalf consulted Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        The financial statements of Choice as of December 31, 2000 and 2001 and for each of the fiscal years ended December 31, 1999, 2000 and 2001 included in this prospectus have been audited by Ernst & Young as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 to register the registrable securities. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the securities offered in this prospectus, you should refer to the registration statement and its exhibits.

        You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the internet web site maintained by the SEC at http://www.sec.gov. This web site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

        Our principal executive offices are located at 6950 Columbia Gateway Drive, Columbia, Maryland 21046, and our main telephone number is (410) 953-1000.

        The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes prior information. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

  •
  our current reports on Form 8-K, which were filed with the SEC on December 13, 2001 and May 24, 2002;

  •
  our Annual Report on Form 10-K for the fiscal year ended September 30, 2001;

  •
  our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2001;

  •
  our quarterly reports on Form 10-Q for the three month periods ended December 31, 2001 and March 31, 2002; and

  •
  the description of our common stock contained in the registration statement on Form 8-A dated December 27, 1996, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (Commission File No. 0-19411).

        We also are incorporating into this prospectus all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

        We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

Investor Relations
Magellan Health Services, Inc.
6950 Columbia Gateway Drive
Columbia, Maryland 21046
(410) 953-1000

FORWARD-LOOKING STATEMENTS

        Some statements and information contained in this prospectus or incorporated herein by reference are not historical facts, but are "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "may," "will," "would," "could," "should," or "anticipates" or the negative of these words or other variations of these words or other comparable words, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements include, but are not limited to statements concerning:

  •
  future results of operations or financial position;

  •
  future ability to make required payments on the Series A preferred stock and/or Series A debentures; and

  •
  future tax treatment of the Series A preferred stock and Series A debentures.

        Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. We caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of risks that we face. Please refer to our most recent Annual Report on Form 10-K/A, which is incorporated by reference in this prospectus, for a discussion of risk factors and investment considerations applicable to us and to our business.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING SECURITYHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, COMMON STOCK AND/OR SERIES A PREFERRED STOCK OR SERIES A DEBENTURES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE HEREOF.

MAGELLAN HEALTH SERVICES, INC.

16,273,573 shares of Common Stock
80,063 shares of Series A Cumulative Convertible Preferred Stock
$80,063,000 Series A Junior Subordinated Convertible Debentures due December 15, 2009

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses in connection with the issuance and distribution of the securities being registered are:

Registration Fee	$46,678
Fees and Expenses of Accountants	20,000
Fees and Expenses of Counsel	30,000
Printing Expenses	20,000
Agent's Fees	5,000
Miscellaneous	25,000

Total	$146,678

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law, which we refer to as the "DGCL," provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

        Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

        Article VII of the Bylaws of the Company provides in substance that the Company shall indemnify director and officers against all liability and related expenses incurred in connection with our affairs if: (a) in the case of action not by or in our right, the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and (with respect to a criminal proceeding) had no reasonable cause to believe his conduct was unlawful; and (b) in the case of actions by or in our right, the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, provided that no indemnification shall be made for a claim as to which the director or officer is adjudged liable for negligence or misconduct unless (and only to the extent that) an appropriate court determines that, in view of all the circumstances, such person is fairly and reasonably entitled to indemnity.

        In addition, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or other unlawful distributions, or (iv) for any transactions from which the director derived an improper personal benefit. Article Twelfth of our Certificate of Incorporation sets forth such a provision.

        The Company maintains directors' and officers' liability insurance with various providers in the aggregate amount of $80 million.

        The foregoing summaries are necessarily subject to the complete text of the statutes, our Certificate of Incorporation, our Bylaws, our insurance policies and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS

Exhibit No.		Description
4	(a)	Credit Agreement, dated February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(d) to the Company's Current Report on Form 8-K, which was filed April 3, 1998, and is incorporated herein by reference.
4	(b)
Amendment No. 1, dated as of September 30, 1998, to the Credit Agreement, dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(e) to the Company's Registration Statement Form S-4 (no. 333-49335), which was filed on October 5, 1998, and is incorporated herein by reference.
4	(c)
Amendment No. 2, dated as of April 30, 1999, to the Credit Agreement, dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, and is incorporated herein by reference.

4	(d)
Amendment No. 3, dated as of July 29, 1999, to the Credit Agreement, dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(n) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, and is incorporated herein by reference.
4	(e)
Amendment No. 4, dated as of September 8, 1999, to the Credit Agreement, dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(o) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, and is incorporated herein by reference.
4	(f)
Amendment No. 5, dated as of January 12, 2000, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and the Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1999, and is incorporated herein by reference.
4	(g)
Indenture, dated as of February 12, 1998, between the Company and Marine Midland Bank, as trustee, relating to the 9% Senior Subordinated Notes due February 15, 2008 of the Company, which was filed as Exhibit 4(a) to the Company's Current Report on Form 8-K, which was filed April 3, 1998, and is incorporated herein by reference.
4	(h)
Amended and Restated Investment Agreement, dated December 14, 1999, between the Company and TPG Magellan LLC, together with the form of Certificate of Designations of Series A Cumulative Convertible Preferred Stock, which were filed as Exhibit 4(r) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, and are incorporated herein by reference.
#4	(i)	Form of Series A Junior Subordinated Convertible Debenture Indenture and Series A Junior Subordinated Convertible Debenture.
4	(j)
Registration Rights Agreement, dated as of July 19, 1999, between the Company and TPG Magellan LLC, filed as Exhibit 4.2 to the Company's current report on Form 8-K, which was filed on July 21, 1999, and is incorporated herein by reference.
4	(k)
Amendment Number One to Registration Rights Agreement, dated as of October 15, 1999, between the Company and TPG Magellan LLC, which was filed as Exhibit 4(d) to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1999, and is incorporated herein by reference.
4	(l)
Amendment No. 6, dated as of August 10, 2000, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and the Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(a) to the Company's Annual Report on Form 10-Q for the quarterly period ended June 30, 2000 and is incorporated herein by reference.
4	(m)
Amendment No. 7, dated as of September 19, 2000, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and the Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(r) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, and is incorporated herein by reference.

4	(n)
Amendment No. 8, dated as of November 21, 2000, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and the Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(s) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, and is incorporated herein by reference.
#4	(o)
Amendment No. 9, dated as of April 25, 2001, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and the Chase Manhattan Bank, as administrative agent.
#4	(p)	Indenture, dated as of May 31, 2001, between the Company and HSBC Bank USA, as trustee, relating to the 9 3/8% Senior Notes due November 15, 2007 of the Company.
#4	(q)	Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Magellan Health Services, Inc.
4	(r)
Amendment No. 10, dated as of December 26, 2001, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and the Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(x) to the Company's Annual Report on Form 10-K for the year ended September 30, 2001, and is incorporated herein by reference.
#5		Opinion of King & Spalding as to validity of the securities.
#8		Opinion of King & Spalding as to tax matters.
#12		Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.
#23	(b)	Consent of King & Spalding (included in their opinion filed as Exhibit 5).
†23	(c)	Consent of Ernst and Young LLP.
24		Powers of Attorney (see signature page).

#
Previously filed.

†
Filed herewith.

ITEM 17. UNDERTAKINGS

        1.    The undersigned registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (b)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        4.    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee for the Series A debentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on July 19, 2002.

MAGELLAN HEALTH SERVICES, INC.
By:	/s/ MARK S. DEMILIO Mark S. Demilio Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the capacities indicated on July 19, 2002.

Signature	Title

*DANIEL S. MESSINA Daniel S. Messina	President, Chief Executive Officer and Director
*HENRY T. HARBIN Henry T. Harbin	Chairman of the Board of Directors
*MARK S. DEMILIO Mark S. Demilio	Executive Vice President and Chief Financial Officer
*JEFFREY N. WEST Jeffrey N. West	Vice President and Controller
*DAVID BONDERMAN David Bonderman	Director
*JONATHAN J. COSLET Jonathan J. Coslet	Director
*ANDRE C. DIMITRIADIS Andre C. Dimitriadis	Director

*A. D. FRAZIER, JR. A. D. Frazier, Jr.	Director
*GERALD L. MCMANIS Gerald L. McManis	Director
*ROBERT W. MILLER Robert W. Miller	Director
*DARLA D. MOORE Darla D. Moore	Director
*JEFFREY A. SONNENFELD Jeffrey A. Sonnenfeld	Director
*JAMES B. WILLIAMS James B. Williams	Director
*By:	/s/ MARK S. DEMILIO Mark S. Demilio Attorney-in-fact

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TABLE OF CONTENTS
REFERENCES TO ADDITIONAL INFORMATION
SUMMARY
RISK FACTORS
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
DESCRIPTION OF SERIES A PREFERRED STOCK
THE OPTION
DESCRIPTION OF THE SERIES A DEBENTURES
DESCRIPTION OF OTHER INDEBTEDNESS
REGISTRATION RIGHTS AGREEMENT
USE OF PROCEEDS
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES